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Badger Meter, Inc.
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BADGER METER, INC.
4545 West Brown Deer Road
Milwaukee, Wisconsin 53223

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 29, 2011

The Annual Meeting of the Shareholders of Badger Meter, Inc. will be held at the Milwaukee Club, 706 North Jefferson Street, Milwaukee, Wisconsin 53202, on Friday, April 29, 2011, at 8:30 a.m., local time, for the following purposes:

1. To elect as directors the eight nominees named in the proxy statement, each for a one-year term;

2. To consider an advisory vote on executive compensation;

3. To consider an advisory vote on the frequency of votes on executive compensation;

4. To approve the Badger Meter, Inc. 2011 Omnibus Incentive Plan;

5. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the company for the year ending December 31, 2011; and

6. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Our Board of Directors recommends a vote “FOR” each of the director nominees, “FOR” items 2, 4 and 5, and a vote of “THREE YEARS” for item 3. The persons named as proxies will use their discretion to vote on other matters that may properly arise at the Annual Meeting.

Holders of record of our common stock at the close of business on February 28, 2011, are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. Shareholders are entitled to one vote per share.

By Order of the Board of Directors

William R. A. Bergum,
Secretary

March 18, 2011

We urge you to submit your proxy as soon as possible. If the records of our transfer agent, American Stock Transfer & Trust Company, LLC, show that you own shares in your name, or you own shares in our Dividend Reinvestment Plan, then you can submit your proxy for those shares via the Internet or by using a toll-free telephone number provided on the proxy card. Or you can mark your votes on the proxy card we have enclosed, sign and date it, and mail it in the postage-paid envelope we have provided. Instructions for using these convenient services are set forth on the proxy card. If your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, follow the directions given by the broker, nominee, fiduciary or other custodian regarding how to instruct them to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be held on April 29, 2011

This Proxy Statement and our 2010 Annual Report on Form 10-K are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp.

2011 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT TABLE OF CONTENTS

BADGER METER, INC.
4545 West Brown Deer Road
Milwaukee, Wisconsin 53223

PROXY STATEMENT

To the Shareholders of

BADGER METER, INC.

We are furnishing you with this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of Badger Meter, Inc. to be used at our Annual Meeting of Shareholders (referred to as the Annual Meeting), which will be held at the Milwaukee Club, 706 North Jefferson Street, Milwaukee, Wisconsin 53202, on Friday, April 29, 2011, at 8:30 a.m., local time, and at any adjournment or postponement thereof.

If you execute a proxy, you retain the right to revoke it at any time before it is voted by giving written notice to us, by submitting a valid proxy bearing a later date or by voting your shares in person at the Annual Meeting. Unless you revoke your proxy, your shares will be voted at the Annual Meeting. Anyone who is a shareholder of record as of the close of business on February 28, 2011, may attend the Annual Meeting and vote in person. If your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, you may not vote in person at the Annual Meeting unless you first obtain a proxy issued in your name from your broker, nominee, fiduciary or other custodian.

As of the record date, we had 15,051,287 shares of common stock, par value $1 per share, outstanding and entitled to vote. You are entitled to one vote for each of your shares of common stock.

If your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, you will receive a full meeting package including a voting instruction form to vote your shares. Your broker, nominee, fiduciary or other custodian may permit you to vote by the Internet or by telephone. A broker non-vote occurs when your broker, nominee, fiduciary or other custodian submits a proxy card with respect to your shares, but declines to vote on a particular matter, either because such nominee elects not to exercise its discretionary authority to vote on the matter or does not have discretionary authority to vote on the matter. Your broker, nominee, fiduciary or other custodian has the authority under New York Stock Exchange rules to vote your unvoted shares on certain routine matters like the ratification of Ernst & Young LLP as the company’s independent registered public accounting firm for 2011, but not on the election of directors, the advisory vote on executive compensation, the advisory vote on the frequency of votes on executive compensation and approval of the 2011 Omnibus Incentive Plan.

We commenced mailing this Proxy Statement and accompanying form of proxy on or about March 18, 2011.

NOMINATION AND ELECTION OF DIRECTORS

You and the other holders of the common stock are entitled to elect eight directors at the Annual Meeting. If you submit a proxy to us, it will be voted as you direct. If, however, you submit a proxy without specifying voting directions, it will be voted in favor of the election of each of the eight nominees for director identified below. If your shares are held in “street name” by your broker, nominee, fiduciary or other custodian, your broker, nominee, fiduciary or other custodian may only vote your shares with your specific voting instructions for the election of directors. Therefore, we urge you to respond to your brokerage firm so that your vote will be cast.

Directors will be elected by a plurality of votes cast at the Annual Meeting (assuming a quorum is present). If you do not vote your shares at the Annual Meeting, whether due to abstentions, broker nonvotes or otherwise, and a quorum is present, it will have no impact on the election of directors. Once elected, a director serves for a one-year term or until his successor has been duly appointed, or until his death, resignation or removal.

The nominees of the Board of Directors for director, together with certain additional information concerning each such nominee, are identified below. All of the nominees are current directors of our company. If any nominee is unable or unwilling to serve, the named proxies have discretionary authority to select and vote for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

Nominees for Election to the Board of Directors

The following section provides information as of the date of this Proxy Statement about each nominee. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, and the names of other companies, some of which are publicly-held, of which he currently serves as a director or has served as a director during the past five years. All directors meet the qualifications established by the Compensation and Corporate Governance Committee as set forth on Page 6 of this Proxy Statement.

In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our board to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the company and our board.

		Business Experience During	Director
Name	Age	Last Five Years	Since

Ronald H. Dix	66	Badger Meter, Inc.: Retired. Formerly, Senior Vice President — Administration, Senior Vice President — Administration and Secretary; and Senior Vice President — Administration/Human Resources and Secretary. Mr. Dix has significant experience at the company as well as a broad knowledge of employee benefit and human resource issues which enable him to assist the company in dealing with such issues.	2005
Thomas J. Fischer	63	Consultant in corporate financial and accounting matters and retired partner of Arthur Andersen LLP. Mr. Fischer is a director of Actuant Corporation, Regal-Beloit Corporation, Wisconsin Energy Corporation and CG Schmidt, a privately-held company. Mr. Fischer’s past experience in public accounting and his current roles on various public company audit committees provide him with a depth of knowledge and experience to assist the company in dealing with complex financial issues.	2003
Gale E. Klappa	60	Wisconsin Energy Corporation (a holding company for electric and gas utilities): Chairman, President and Chief Executive Officer. Mr. Klappa is a director of Wisconsin Energy Corporation, Joy Global, Inc. and Nuclear Electric Insurance Limited, a mutual insurance company for energy companies. Mr. Klappa has significant experience as the CEO of a public company and as a manager of regulated utility companies. Further, he has in-depth knowledge of utility metering needs. He is able to provide valuable advice and guidance to the company in these areas.	2010
Richard A. Meeusen	56	Badger Meter, Inc.: Chairman, President and Chief Executive Officer. Formerly, President and Chief Executive Officer. Mr. Meeusen is a director of Menasha Corporation and Serigraph Inc., both privately-held companies. Mr. Meeusen has significant experience in managing Badger Meter which enables him to provide the board with valuable insights and advice.	2001

		Business Experience During	Director
Name	Age	Last Five Years	Since

Andrew J. Policano	61	Paul Merage School of Business, University of California — Irvine: Dean. Formerly, University of Wisconsin School of Business: Professor and Dean. Mr. Policano is a director of Rockwell-Collins, Inc. and a trustee of Payden and Rygel, a mutual fund company. Mr. Policano’s experience in general management and his involvement in and knowledge of new academic research into business issues enable him to provide valuable insights and advice to the company.	1997
Steven J. Smith	61	Journal Communications, Inc. (a diversified media and communications company): Chairman, Chief Executive Officer and President. Formerly, Journal Communications, Inc.: Chairman and Chief Executive Officer. Mr. Smith is a director of Journal Communications, Inc. Mr. Smith has significant experience both in business management and as the CEO of a public company. He is able to provide valuable advice and insights to the company.	2000
John J. Stollenwerk	71	Allen-Edmonds Shoe Corporation (a manufacturer and marketer of shoes): Retired Chairman. Formerly, Allen-Edmonds Shoe Corporation: Owner, Chairman and President. Mr. Stollenwerk is a director of Northwestern Financial Services, Koss Corporation and Thomas Moser Cabinetmakers, a privately-held company. Mr. Stollenwerk has significant experience in both general management and business development, including experience in international markets, which enables him to provide the company with valuable advice and guidance in those areas.	1996
Todd J. Teske	46	Briggs & Stratton Corporation (a producer of gasoline engines and outdoor power products): Chairman, President and Chief Executive Officer. Formerly, Briggs & Stratton Corporation: President and Chief Executive Officer; President and Chief Operating Officer; Executive Vice President and Chief Operating Officer; and Sr. Vice President and President — Briggs & Stratton Power Products Group. Mr. Teske is a director of Briggs & Stratton Corporation. Mr. Teske has significant experience in management of a public company and in the operational management of a manufacturing company, including international operations, which enables him to provide valuable advice and guidance to the company.	2009

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” EACH NOMINEE IDENTIFIED ABOVE.

Independence, Committees, Meetings and Attendance

Our Board of Directors has three standing committees: the Audit and Compliance Committee (referred to as the Audit Committee), the Compensation and Corporate Governance Committee (referred to as the Compensation and Governance Committee) and the Employee Benefit Plans Committee. The Board of Directors has adopted written charters for each committee, which are available on our website at www.badgermeter.com under the selection “Company” — “Investors” — “Corporate Governance” — “Committees of the Board.”

In making independence determinations, the board observes all criteria for independence established by the Securities and Exchange Commission, the New York Stock Exchange, and other governing laws and regulations. The board has determined that each of the directors (other than Mr. Meeusen and Mr. Dix) (i) is “independent” within the definitions contained in the current New York Stock Exchange listing standards and our Principles of Corporate Governance: (ii) meets the categorical independence standards adopted by the board (set forth below); and (iii) has no other “material relationship” with the company that could interfere with his ability to exercise independent judgment. In addition, the board has determined that each member of the Audit Committee meets the additional independence standards for audit committee members. One of the Audit Committee members, Mr. Fischer, serves on three other audit committees. Our board has affirmatively determined that such simultaneous service does not impair Mr. Fischer’s ability to effectively serve on our Audit Committee.

The current committee assignments are:

BOARD COMMITTEES
	Audit and	Compensation and	Employee
Director	Compliance	Corporate Governance	Benefit Plans

Ronald H. Dix			X
Thomas J. Fischer	X *		X
Gale E. Klappa	X
Andrew J. Policano		X	X *
Steven J. Smith	X	X *
John J. Stollenwerk		X	X
Todd J. Teske	X	X
Richard A. Meeusen

*	Chairman of the Committee

The Audit Committee met five times in 2010. The Audit Committee oversees our financial reporting process on behalf of the board and reports the results of their activities to the board. The activities of the Audit Committee include employing, with shareholder ratification, an independent registered public accounting firm for us, discussing with the independent registered public accounting firm and internal auditors the scope and results of audits, monitoring our internal controls and pre-approving and reviewing audit fees and other services performed by our independent registered public accounting firm. The board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission. Furthermore, the board has determined that all members of our Audit Committee meet the financial literacy requirements of the New York Stock Exchange.

The Compensation and Governance Committee met three times in 2010 and once in January 2011. The Compensation and Governance Committee reviews and establishes all forms of compensation for our officers and directors and administers our compensation plans, including the various stock plans. The Compensation and Governance Committee also reviews the various management development and succession programs and adopts and maintains our Principles of Corporate Governance. In addition, the Compensation and Governance Committee recommends nominees for the Board of Directors.

The Employee Benefit Plans Committee met three times in 2010. The Employee Benefit Plans Committee oversees the administration of our pension plan, employee savings and stock ownership plan, health plans and other benefit plans.

The Board of Directors held five meetings in 2010. During 2010, all directors attended at least 75% of the meetings (held during their tenure as directors) of the full board and the committees on which they served during the period. A closed session for only outside directors was held following each of the board meetings. All members of the board attended the 2010 Annual Meeting of Shareholders. It is the board’s policy that all directors attend the Annual Meeting of Shareholders, unless unusual circumstances prevent such attendance.

Leadership Structure

Our Board of Directors currently believes it is in the best interests of the company to combine the positions of Chairman and CEO because this provides the company with unified leadership and direction. In addition, our current Chairman and CEO has an in-depth knowledge of our business that enables him to effectively set appropriate board agendas and ensure appropriate processes and relationships are established with both management and the Board of Directors, as our board works together to oversee our management and affairs.

Because our Chairman is not an independent director, our independent directors believe it is appropriate to appoint an independent director as a Lead Outside Director. Our Lead Outside Director works with our Chairman and CEO and other board members to provide strong, independent oversight of our management and affairs. Among other things, our Lead Outside Director serves as the principal liaison between the Chairman and our independent directors and chairs executive sessions that consist of only our independent directors. Mr. Fischer currently serves as Lead Outside Director of the board.

Board Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in setting the company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the company. The full Board of Directors participates in an annual enterprise risk management assessment. In this process, risk is assessed throughout the business, focusing on four primary areas of risk: employment risks, facility risks, product risks and general business risks (which include strategic, financial, legal, compliance and reputational risks).

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls. The Compensation and Governance Committee focuses on compensation risk and corporate governance policies that help mitigate risk. The Employee Benefit Plans Committee focuses on risks associated with the administration and structure of our employee benefit plans. In addition, the Audit Committee annually reviews and assesses the effectiveness of the company’s overall compliance program.

Nomination of Directors

The Compensation and Governance Committee has responsibility for recommending nominees for our Board of Directors. All members of the Compensation and Governance Committee meet the definition of independence set forth by the New York Stock Exchange. The board has adopted a policy by which the Compensation and Governance Committee will consider nominees for board positions, as follows:

•	The Compensation and Governance Committee will review potential new candidates for Board of Directors positions.

•	The Compensation and Governance Committee will review each candidate’s qualifications in light of the needs of the Board of Directors and the company, considering the current mix of director attributes and other pertinent factors.

•	The following minimum qualifications must be met by each director nominee:

•	Each director must display the highest personal and professional ethics, integrity and values.

•	Each director must have the ability to exercise sound business judgment.

•	Each director must be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

•	Each director must have relevant expertise and experience, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience.

•	Each director must be independent of any particular constituency, be able to represent all shareholders of the company and be committed to enhancing long-term shareholder value.

•	Each director must have sufficient time available to devote to activities of the board and to enhance his or her knowledge of the company’s business.

•	The specific qualities and skills required of any candidate will vary depending on our specific needs at any point in time. In considering the diversity of a candidate, the governance committee considers a variety of factors including but not limited to age, gender and ethnicity.

•	No candidate, including current directors, may stand for reelection after reaching the age of 72.

•	There are no differences in the manner in which the Compensation and Governance Committee evaluates candidates recommended by shareholders and candidates identified from other sources.

•	To recommend a candidate, shareholders should write to the Board of Directors, c/o Secretary, Badger Meter, Inc., P.O. Box 245036, Milwaukee, WI 53224-9536, via certified mail. Such recommendation should include the candidate’s name and address, a brief biographical description and statement of qualifications of the candidate and the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected.

•	To be considered by the Compensation and Governance Committee for nomination and inclusion in our proxy statement, the Board of Directors must receive shareholder recommendations for director no later than October 15 of the year prior to the relevant annual meeting of shareholders.

During 2010, and as of the date of this Proxy Statement, the Compensation and Governance Committee did not pay any fees to third parties to assist in identifying or evaluating potential candidates. Also, the Compensation and Governance Committee has not received any shareholder nominees for consideration at the 2011 Annual Meeting of Shareholders.

Communications with the Board of Directors

Shareholders and non-shareholders may communicate with the full Board of Directors, non-management directors as a group or individual directors, including the Lead Outside Director, by submitting such communications in writing to the Secretary of Badger Meter, Inc., P.O. Box 245036, Milwaukee, WI 53224-9536, via certified mail. The Secretary will forward communications received to the appropriate party. However, commercial advertisements or other forms of solicitation will not be forwarded.

Categorical Independence Standards for Directors

A director who at all times during the previous three years has met all of the following categorical standards and has no other material relationships with Badger Meter, Inc. will be deemed to be independent:

1. The company has not employed the director, and has not employed (except in a non-executive officer capacity) any of his or her immediate family members. Employment as an interim Chairman or Chief Executive Officer does not disqualify a director from being considered independent following that employment.

2. Neither the director, nor any of his or her immediate family members, has received more than $120,000 per year in direct compensation from the company, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or Chief Executive Officer need not be considered in determining independence under this test. Compensation received by an immediate family member for service as a non-executive employee of the company need not be considered in determining independence under this test.

3. The director has not been employed by, or affiliated with the company’s present or former internal or external auditor, nor have any of his or her immediate family members been so employed or affiliated (except in a nonprofessional capacity).

4. Neither the director, nor any of his or her immediate family members, has been part of an “interlocking directorate” in which any of the company’s present executives serve on the compensation (or equivalent) committee of another company that employs the director or any of his or her immediate family members in an executive officer capacity.

5. Neither the director, nor any of his or her immediate family members (except in a non-executive officer capacity), has been employed by a company that makes payments to, or receives payments from, the company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues. In applying this test, both the payments and the consolidated gross revenues to be measured are those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the company and the director’s or immediate family member’s current employer; the company need not consider former employment of the director or immediate family member.

6. Neither the director, nor any of his or her immediate family members, has been an employee, officer or director of a foundation, university or other non-profit organization to which the company gives directly, or indirectly through the provision of services, more than $1 million per annum or 2% of such organization’s consolidated gross revenues (whichever is greater).

In addition to satisfying the criteria set forth above, directors who are members of the Audit Committee will not be considered independent for purposes of membership on the Audit Committee unless they satisfy the following additional criteria:

1. A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the board, or any other board committee, accept directly or indirectly any consulting, advisory, or other compensatory fee from the company or any subsidiary thereof, provided that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the company (provided that such compensation is not contingent in any way on continued service).

2. A director, who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the board, or any other board committee, be an affiliated person of the company.

3. If an Audit Committee member simultaneously serves on the audit committees of more than two other public companies, then the board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the company’s Audit Committee. The company must disclose this determination in its proxy statement.

Available Corporate Governance Information

The company’s Code of Conduct, Principles of Corporate Governance and Charters of all current board committees are available on our website at www.badgermeter.com under the selection “Company” — “Investors” — “Corporate Governance.” Copies can also be obtained by writing to the Secretary of Badger Meter, Inc., P.O. Box 245036, Milwaukee, WI 53224-9536.

RELATED PERSON TRANSACTIONS

We had no transactions during 2010, and none are currently proposed, in which we were a participant and in which any related person had a direct or indirect material interest. Our Board of Directors has adopted policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	A “related person” means any person who is, or was at some time since the beginning of the last fiscal year, (a) one of our directors, executive officers or nominees for director, (b) a greater than five percent beneficial owner of our common stock, or (c) an immediate family member of the foregoing; and

•	A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to the Compensation and Governance Committee certain information relating to related person transactions for review, approval or ratification by the Compensation and Governance Committee. Disclosure to the Compensation and Governance Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Compensation and Governance Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Compensation and Governance Committee’s determination that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the Board of Directors.

Certain related person transactions are deemed pre-approved, including, among others, (a) any transaction with another company, or charitable contribution, grant or endowment to a charitable organization, foundation or university, at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than ten percent of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000 or two percent of the company’s total annual revenues or the charitable organization’s total annual receipts, and (b) any transaction involving a related person where the rates or charges involved are determined by competitive bids.

STOCK OWNERSHIP OF BENEFICIAL OWNERS HOLDING MORE THAN FIVE PERCENT

The following table provides information concerning persons known by us to beneficially own more than five percent of our common stock as of February 28, 2011.

	Aggregate Number of
	Shares and Percent of
	Common Stock
Name	Beneficially Owned

BlackRock, Inc.	1,227,464	(1)
40 East 52nd Street	8.2%
New York, NY 10022
Invesco Ltd.	1,215,705	(2)
1555 Peachtree Street NE	8.1%
Atlanta, GA 30309
T. Rowe Price Associates, Inc.	778,310	(3)
100 East Pratt Street	5.1%
Baltimore, MD 21202

(1)	Information shown is based on a Schedule 13G filed with the Securities and Exchange Commission by BlackRock, Inc. The Schedule 13G indicates that BlackRock, Inc. has sole voting and dispositive power over all of the shares reported above.

(2)	Information shown is based on a Schedule 13G filed with the Securities and Exchange Commission by Invesco Ltd. as a parent holding company. Its subsidiaries, each of which is an investment adviser, hold the shares. Invesco PowerShares Capital Management (Invesco PowerShares Capital Management advises the Invesco

PowerShares Water Resources Portfolio Fund) holds 1,190,614 shares, over which it has sole voting and dispositive power, and VanKampen Asset Management holds 25,091 shares, over which it has sole voting and dispositive power.

(3)	Information shown is based on a Schedule 13G filed with the Securities and Exchange Commission by T. Rowe Price Associates, Inc. The Schedule 13G indicates that T. Rowe Price Associates, Inc. has sole voting power over 78,310 shares and sole dispositive power over 778,310 shares.

STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth, as of February 28, 2011, the number of shares of common stock beneficially owned and the number of exercisable options outstanding by (i) each of our directors, (ii) each of the executive officers named in the Summary Compensation Table set forth below (referred to as our named executive officers or NEOs), and (iii) all of our directors and executive officers as a group. Securities and Exchange Commission rules define “beneficial owner” of a security to include any person who has or shares voting power or investment power with respect to such security.

	Aggregate
	Number of Shares
	and Percent of
	Common Stock
	Beneficially
	Owned(1)

Ronald H. Dix	163,488	(2)
	1.1%
Thomas J. Fischer	27,772
	*
Gale E. Klappa	1,027
	*
Richard A. Meeusen	151,261	(3)
	1.0%
Andrew J. Policano	21,833	(4)
	*
Steven J. Smith	22,527
	*
John J. Stollenwerk	85,159	(5)
	*
Todd J. Teske	1,027
	*
Horst E. Gras	15,079	(6)
	*
Richard E. Johnson	130,892	(7)
	*
Beverly L. Smiley	85,147	(8)
	*
Dennis J. Webb	51,867	(9)
	*
All Directors and Executive Officers as a Group (18 persons, including those named above)	817,676
	5.4%

*	Less than one percent

(1)	Unless otherwise indicated, the beneficial owner has sole investment and voting power over the reported shares, which includes shares from stock options that are currently exercisable or were exercisable within 60 days of February 28, 2011.

(2)	Ronald H. Dix has sole investment and voting power over 59,848 shares he holds directly, and 9,540 shares subject to stock options. He has shared investment and voting power over 94,100 shares he owns with his spouse.

(3)	Richard A. Meeusen has sole investment and voting power over 119,564 shares he holds directly, 3,727 shares in our Employee Savings and Stock Ownership Plan, 18,420 shares subject to stock options and 9,550 shares of restricted stock.

(4)	Does not include deferred director fee holdings of 494 phantom stock units held by Mr. Policano under the Badger Meter Deferred Compensation Plan for Directors. The value of the phantom stock units is based upon and fluctuates with the market value of the common stock. When a participant chooses to exit the plan, the phantom stock units are paid out only in cash.

(5)	Does not include deferred director fee holdings of 22,680 phantom stock units held by Mr. Stollenwerk under the Badger Meter Deferred Compensation Plan for Directors. The value of the phantom stock units is based upon and fluctuates with the market value of the common stock. When a participant chooses to exit the plan, the phantom stock units are paid out only in cash.

(6)	Horst E. Gras has sole investment and voting power over 11,779 shares he holds directly, 1,200 shares subject to stock options and 2,100 shares of restricted stock.

(7)	Richard E. Johnson has sole investment and voting power over 28,000 shares he holds directly in an IRA, 1,980 shares in our Employee Savings and Stock Ownership Plan, 16,820 shares subject to stock options and 4,000 shares of restricted stock. He has shared investment and voting power over 80,092 shares he owns with his spouse.

(8)	Beverly L. Smiley has sole investment and voting power over 69,800 shares she holds directly, 6,017 shares in our Employee Savings and Stock Ownership Plan, 6,600 shares subject to stock options and 2,100 shares of restricted stock. Members of her immediate family own a total of 630 shares.

(9)	Dennis J. Webb has sole investment and voting power over 30,000 shares he holds directly, 14,267 shares in our Employee Savings and Stock Ownership Plan, 6,000 shares subject to stock options and 1,600 shares of restricted stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Policies and Procedures

Our executive compensation program for all elected officers, including each NEO, is administered by the Compensation and Governance Committee. The Compensation and Governance Committee is composed of four independent non-employee directors — Messrs. Smith (Chairman), Policano, Stollenwerk and Teske.

The compensation policies that guide the Compensation and Governance Committee as it carries out its duties include the following:

•	Executive pay programs should be designed to attract and retain qualified executive officers, as well as motivate and reward performance.

•	The payment of annual incentive compensation should be directly linked to the attainment of performance goals approved by the Compensation and Governance Committee.

•	Long-term incentive programs should be designed to enhance shareholder value by utilizing stock options, restricted stock and long-term cash incentives in order to ensure that our executive officers are committed to our long-term success.

•	The Compensation and Governance Committee should attempt to achieve a fair and competitive compensation structure for our executive officers by implementing both short-term and long-term plans with fixed and variable components.

In making its decisions and recommendations regarding executive compensation, the Compensation and Governance Committee reviews, among other things:

•	Compensation data obtained through an independent executive compensation consultant for competitive businesses of similar size and similar business activity. The data considered includes information relative to both base salary and bonus data separately and on a combined basis, as well as total cash and long-term incentive compensation.

•	Our financial performance as a whole and for various product lines relative to the prior year, our budget and other meaningful financial data, such as sales, return on assets, return on equity, cash generated from operations and financial position.

•	The recommendations of the Chairman, President and Chief Executive Officer with regard to the other executive officers.

Role of Compensation Consultant

For 2010, the Compensation and Governance Committee engaged Towers Watson & Co. as its executive compensation consultant. The Compensation and Governance Committee generally engages an independent compensation consultant. The consultant’s duties were to evaluate executive compensation, to discuss general compensation trends, to provide competitive market data and to assist our CEO in developing compensation recommendations to present to the committee for the officers. The compensation consultant provides the committee with advice, consultation and market information on a regular basis, as requested, throughout the year. The executive compensation consultant does not make specific recommendations on individual compensation amounts for the executive officers or the outside directors, nor does the consultant determine the amount or form of executive and director compensation.

Total Compensation

We strive to compensate our executive officers at competitive levels, with the opportunity to earn above-median compensation for above-market performance, through programs that emphasize performance-based incentive compensation in the form of annual cash payments, equity-based awards and a long-term incentive program. To that end, total executive compensation is tied to our performance and is structured to ensure that, due to the nature of our business, there is an appropriate balance focused on our long-term versus short-term performance, and also a balance between our financial performance, individual performance of our executive officers and the creation of shareholder value. For those compensation components where individual performance is a consideration, individual performance is considered as part of the overall evaluation process, but may only result in minor adjustments to compensation levels. For the periods disclosed, the Compensation and Governance Committee determined that the performance of all executive officers was satisfactory and therefore no significant adjustments were made to compensation levels as a result of performance evaluation.

We believe that the total compensation paid or awarded to our executive officers during 2010 was consistent with our financial performance and the individual performance of each of the executive officers. Based on our analysis and the advice of Towers Watson & Co., our independent executive compensation consultant, we also believe that the compensation was reasonable in its totality and is consistent with our compensation philosophies as described above.

To the extent that base salaries and equity grants vary by professional role in the market place, as demonstrated by the competitive market data supplied by our independent executive compensation consultant, the base salaries and equity grants of the executive officers will vary, sometimes significantly. For example, consistent with the level of responsibility and the executive compensation practices of the companies in the market comparisons, Chief Executive Officers typically earn significantly more in base salary and equity grants than other executive officers.

As noted above, our Chief Executive Officer serves in an advisory role to the Compensation and Governance Committee with respect to executive compensation for executive officers other than himself (the Chief Executive Officer does not participate in determining or recommending compensation for himself). His recommendations are given significant weight by the Compensation and Governance Committee, but the Compensation and Governance Committee remains responsible for all decisions on compensation levels for the executive officers and on our executive compensation policies and executive compensation programs. All decisions on executive compensation levels and programs are made by the Compensation and Governance Committee.

Elements of Compensation

The compensation program for our executive officers involves base salaries, benefits, short-term annual cash incentive bonuses and a long-term incentive program using stock options, restricted stock and cash incentives.

Base Salary.  Salary rates and benefit levels are established for each executive officer by the Compensation and Governance Committee, using data supplied by an independent executive compensation consultant on organizations of similar size and business activity. The companies that comprise this comparable group are Schmitt Industries Inc., Lindsay Corporation, Robbins & Myers Inc., Sutron Corporation, Mine Safe Appliances Company, Dover Corporation, Key Technology Inc., Svenska Kullagerfabriken Skf AB, and Parker-Hannifin Corporation, as well as the 2010 Towers Perrin Executive Compensation Database and the 2010/2011 Watson Wyatt Executive Regression Database. The compensation data incorporates privately-held as well as publicly-held companies of similar size, and has a broad definition of similar business activity, thereby providing a more comprehensive basis for evaluating compensation relative to those companies that compete with us for executives. The data includes salaries, benefits, total cash compensation, long-term incentive compensation and total compensation.

Our policy is to pay executive officers at market, with appropriate adjustments for performance and levels of responsibility. To aid the Compensation and Governance Committee in its understanding of each executive officer’s long-term performance and levels of responsibility, the Compensation and Governance Committee is given a five-year history, which sets forth the base salary, short-term incentive awards, and long-term compensation of each such officer. The Compensation and Governance Committee has consistently applied this policy and procedure with respect to base salaries for the past 19 years.

Base salary increases for our executive officers approved as of November 11, 2010 for calendar year 2011, by the Compensation and Governance Committee, ranged from 2.0% to 5.0%. The Chairman, President and Chief Executive Officer’s compensation increased 3.7%. The other NEOs received base salary increases of 3.0% for

Mr. Johnson and Ms. Smiley and 2.0% for Messrs. Gras and Webb. These increases were based primarily on our goal to keep base salaries at market, in order to maintain competitive salary levels, but they also reflect the positive impact each of our officers had on our financial success in 2010.

Annual Bonus Plan.  Our annual bonus plan is designed to promote the maximization of shareholder value over the long term. The plan is intended to provide a competitive level of compensation when the executive officers achieve their performance objectives. Under the annual bonus plan, the target bonus for 2010 for the Chairman, President and Chief Executive Officer is 75% of his base salary and the target bonus for all other NEOs is 35% — 55% of their base salary. The targets set pursuant to the annual bonus plan are comprised of two components — a financial factor based on the attainment of a certain level of Earnings Before Interest and Taxes (EBIT) and individual performance.

The Compensation and Governance Committee approves the target level of earnings used for the financial component of the determination of an executive’s annual bonus at the beginning of each year. For 2010, the target financial factor was based on achieving an increase in adjusted earnings before interest and taxes (EBIT) of 10.0% over the 2009 adjusted EBIT, at which point the target annual bonus could be paid. No annual bonus was to be paid if 2010 adjusted EBIT did not increase over the 2009 adjusted EBIT. In addition, a “stretch” bonus equal to 150% of the target bonus could be earned if adjusted EBIT increased by 15% or more over the 2009 adjusted EBIT. The annual bonus was to be pro-rated for any increase up to 15.0%. The Compensation and Governance Committee has the discretion to adjust these EBIT factors based on unusual events, such as acquisitions or losses on discontinued operations. For 2010, the Compensation and Governance Committee made certain adjustments to reduce EBIT (and the related bonus payments) for certain gains on settlement of a lawsuit, net of legal expenses, and for the earnings from an acquired company, net of certain acquisition costs. After these adjustments, the annual bonuses paid for 2010 were 45.4% of target annual bonus amounts.

The annual bonus for each executive officer may also be adjusted up or down 10% at the discretion of the Compensation and Governance Committee. Further, the Compensation and Governance Committee has the authority to adjust the total amount of any annual bonus award on a discretionary basis. No such adjustments were made in 2010.

Long-Term Incentive Plan (referred to as LTIP)

In 2010, long-term incentive compensation for the executive officers was comprised of 37.0% restricted stock awards, 29.2% stock option awards and 33.8% cash bonus. This mix is intended to provide balance between performance-oriented long-term incentive vehicles (stock options and cash bonus) and retention-oriented long-term incentive vehicles (restricted stock). We believe that the granting of company stock options and the use of cash bonus tied to an extended performance period serve to encourage the executive officers to direct efforts that will ultimately lead to an increase in shareholder value over the long-term. We believe that the granting of restricted stock serves to encourage our executive officers to direct efforts to increase shareholder value.

In determining the amount of incentive compensation to be awarded to each NEO, we consider the mix of long-term incentives provided by the companies in the competitive market data supplied by the compensation consultant as a guidepost, but we primarily structure the long-term incentive mix based on our compensation objectives. Specifically, the nature and amount of the long-term incentive compensation awarded to each of the NEOs in 2010 was based primarily on our desire to ensure that executive compensation is tied to our performance, with an appropriate balance focused on our long-term versus short-term performance. The mix of the long-term incentive awards was substantially the same for each of the NEOs. Furthermore, the individual performance of each NEO was considered as part of the overall evaluation process, with the Compensation and Corporate Governance Committee determining that the performance of each of the NEOs was satisfactory. As a result, in 2010 the individual performance of any NEO did not result in any significant adjustments to the nature or amount of the long-term incentive compensation awarded to such NEO.

The LTIP program presents an opportunity for executive officers and other key employees to gain or increase their equity interests in our stock. Each executive officer is expected to hold common stock equal to at least twice his or her annual base salary. New officers are expected to achieve this level of stock ownership within a reasonable time, but in any event, within six years of becoming an officer. Each NEO has achieved the targeted level of stock ownership.

Stock options and restricted stock awards are granted annually to the executive officers and other key employees at amounts determined each year by the Compensation and Governance Committee. In addition, one-time stock option awards are granted to new executive officers, within one year of becoming an executive officer. All of the stock options and restricted stock awards are granted at the market price on the date of grant. Since 2003, the Compensation and Governance Committee has granted all such annual awards on the first Friday of May in each year, and has priced all such awards at the closing price of the common stock on that date. The Compensation and Governance Committee has established that date to avoid any inference of timing such awards to the release of material non-public information. If material non-public information is pending on the first Friday of May in any year, then the Compensation and Governance Committee will select a new date for awarding stock options and restricted stock for that year.

In addition to the above-mentioned awards, our LTIP provides a cash bonus to all executive officers, including the NEOs. Two new LTIP programs were established in January of 2009, one for a two-year performance period (2009-2010), and the other for a three-year performance period (2009-2011). Both provide for the payment of a cash bonus, the former paid out in February of 2011 and the latter to be paid in February of 2012, if certain diluted earnings per share targets for the performance periods are met. For the 2009-2010 period, no incentive would have been paid if the combined diluted earnings per share was below $3.46. The target incentive would have been paid if the combined diluted earnings per share equaled $3.70 and the stretch incentive would have been paid if the combined diluted earnings per share reached or exceeded $3.96. For the 2009-2010 LTIP program, which paid out in February of 2011, the Compensation and Governance Committee made certain adjustments to reduce diluted earnings per share (and the related bonus payments) for certain gains on settlement of a lawsuit, net of legal expenses, for the earnings from an acquired company, net of certain acquisition costs, and for certain tax benefits related to discontinued operations. After these adjustments, the adjusted 2009-2010 diluted earnings per share were $3.91, which resulted in a payout of 140.4% of the target payout.

For the 2009-2011 period, no incentive will be paid if the combined diluted earnings per share is below $5.31, the target incentive will be paid if the combined diluted earnings per share equals $5.83 and the stretch incentive will be paid if the combined diluted earnings per share reaches or exceeds $6.39.

An LTIP program was established in January of 2010 for a three-year performance period (2010-2012). This program provides for the payment of a cash bonus if certain diluted earnings per share targets for the performance period are met. For the 2010-2012 period, no incentive will be paid if the combined diluted earnings per share is below $5.93, the target incentive will be paid if the combined diluted earnings per share equals $6.52 and the stretch incentive will be paid if the combined diluted earnings per share reaches or exceeds $7.15. The incentive payments will be prorated for any earnings per share amounts between these targets.

A new LTIP program was established in January of 2011 for a three-year performance period (2011-2013). This program provides for the payment of a cash bonus if certain diluted earnings per share targets for the performance period are met. For the 2011-2013 period, no incentive will be paid if the combined diluted earnings per share is below $6.10, the target incentive will be paid if the combined diluted earnings per share equals $6.72 and the stretch incentive will be paid if the combined diluted earnings per share reaches or exceeds $7.51. The incentive payments will be prorated for any earnings per share amounts between these targets.

The Compensation and Governance Committee may, at its discretion, adjust these targets or the achieved earnings per share for unusual factors, such as acquisitions or losses on discontinued operations.

Other Benefits

Salary Deferral Plan.  All executive officers, except Mr. Gras, are eligible to participate in a salary deferral plan described in Note 1 of the “Nonqualified Deferred Compensation Table” below. The Compensation and Governance Committee believes that it is appropriate to offer this program to enable the officers to better manage their taxable income and retirement planning. Based on its analysis and the advice of our independent executive compensation consultant, the Compensation and Governance Committee believes that this program is competitive with comparable programs offered by other companies.

Supplemental Retirement Plans.  We offer various supplemental retirement plans to certain employees, including executive officers except Mr. Gras, a German citizen. The purpose of these plans is to compensate the employees for pension reductions caused by salary deferrals or by regulatory limitations on qualified plans. Also, there are nonqualified supplemental executive retirement plans which are designed to enhance their regular retirement programs. Currently, Messrs. Meeusen and Johnson are participants in these plans. The Compensation and Governance Committee believes that these supplemental retirement plans are appropriate to attract and retain qualified executives. For more information on these plans, see the narrative discussion that follows the “Pension Benefits Table” below.

Additional benefits.  Each executive officer receives his/her choice of either the use of a vehicle or a car allowance for both personal and business purposes. We also pay certain club dues for Mr. Meeusen. All executive officers, except Mr. Gras, participate in the Badger Meter, Inc. Employee Savings and Stock Ownership Plan and other benefit and pension plans provided to all of our U.S. employees.

Section 162(m) Limitations.  It is anticipated that all 2010 compensation to executive officers will be fully deductible under Section 162(m) of the Code and therefore the Compensation and Governance Committee determined that a policy with respect to qualifying compensation paid to certain executive officers for deductibility is not necessary.

Potential Payments Upon Termination or Change-in-Control

We have entered into Key Executive Employment and Severance Agreements (each referred to as a KEESA) with all executive officers (except Mr. Gras who would receive similar benefits from the company under German law), whose expertise has been critical to our success, to remain with us in the event of any merger or transition period. Each KEESA provides for payments in the event there is a change in control and (1) the executive officer’s employment with us terminates (whether by us, the executive officer or otherwise) within 180 days prior to the change in control and (2) it is reasonably demonstrated by the executive officer that (a) any such termination of employment by us (i) was at the request of a third party who has taken steps reasonably calculated to effect a change in control or (ii) otherwise arose in connection with or in anticipation of a change in control, or (b) any such termination of employment by the executive officer took place because of an event that allowed the termination for good reason, which event (i) occurred at the request of a third party who has taken steps reasonably calculated to effect a change in control or (ii) otherwise arose in connection with or in anticipation of a change in control. For more information regarding the KEESAs, see the discussion in “Potential Payments Upon Termination or Change-in-Control” below.

Summary Compensation Table

The following table sets forth information concerning compensation earned or paid to each of the NEOs for each of the last three fiscal years, consisting of: (1) the dollar value of base salary during the applicable fiscal year; (2) the aggregate grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718; (3) the dollar value of annual incentive bonus earned and earnings for services pursuant to awards granted during the applicable fiscal years under non-equity incentive plans; (4) the change in pension value and non-qualified compensation earnings during the applicable fiscal years; (5) all other compensation for the applicable fiscal years; and finally; (6) the dollar value of total compensation for the applicable fiscal years. The NEOs are our principal executive officer, principal financial officer and three most highly compensated executive officers employed as of December 31, 2010 (each of whose total cash compensation exceeded $100,000 for fiscal year 2010).

Summary Compensation Table for 2010 (all amounts in $)

							Change in
							Pension
					Non-Equity Incentive		Value and
					Plan Compensation		Non-Qualified
			Stock	Option	Annual		Deferred	All Other
			Awards	Awards	Bonus	LTIP	Compensation	Compensation
Name & Principal Position	Year	Salary	(1)	(2)	(3)	(4)	(5)	(7)	Total

Richard A. Meeusen —	2010	535,000	190,130	110,670	182,208	221,267	109,531	16,549	1,365,355
Chairman, President &	2009	486,550	116,070	124,560	173,260	100,000	106,869	14,974	1,122,283
CEO	2008	439,750	84,496	95,952	291,720	53,333	94,418	21,216	1,080,885
Richard E. Johnson —	2010	288,400	46,092	32,550	72,029	127,067	57,591	15,570	639,299
Sr. Vice President —	2009	278,750	69,642	74,736	90,644	66,667	59,142	15,883	655,464
Finance, CFO and Treasurer	2008	263,917	52,810	59,970	160,325	44,444	53,440	15,130	650,036
Horst E. Gras —	2010	299,484	23,046	13,020	76,055	70,907	0	14,766	497,278
Vice President —	2009	309,176	38,690	41,520	95,728	40,000	52,760	15,409	593,283
Intl. Operations(6)	2008	316,664	26,405	29,985	162,543	35,556	50,277	13,633	635,063
Beverly L. Smiley —	2010	160,700	23,046	13,020	36,487	60,200	37,613	14,190	345,256
Vice President —	2009	155,500	38,690	41,520	45,911	33,333	40,020	13,728	368,702
Controller	2008	149,417	28,306	17,999	78,750	35,556	35,358	13,900	359,285
Dennis J. Webb —	2010	246,900	23,046	13,020	56,045	70,907	42,011	14,649	466,578
Vice President —	2009	241,167	38,690	41,520	71,221	40,000	44,901	13,922	491,421
Sales	2008	231,083	13,203	0	116,000	35,556	41,101	14,954	451,897

(1)	These amounts reflect the grant date fair value of the stock awards made in May of each respective year. The fair value of these stock awards is determined based on the market price of the shares on the grant date.

(2)	These amounts reflect the grant date fair value of the option awards made in May of each respective year. The assumptions made in valuing the option awards are included under the caption “Stock Options” in Note 5 to the Consolidated Financial Statements in our 2010 Annual Report on Form 10-K and such information is incorporated herein by reference.

(3)	“Non-Equity Incentive Plan Compensation — Annual Bonus” amounts represent annual incentive bonuses earned during the year indicated but paid in February of the following year. For example, the bonus earned during 2010 was paid in February of 2011 under the bonus program described above in the “Compensation Discussion and Analysis.”

(4)	“Non-Equity Incentive Plan Compensation — LTIP” represents the current year earnings under our LTIP, as previously described. The current plans have total targets for three-year periods.

(5)	“Change in Pension Value and Non-Qualified Deferred Compensation” includes the 2010 aggregate increase in the actuarial present value of each NEO’s accumulated benefit under our defined benefit pension plans and supplemental pension plans, using the same assumptions and measurement dates used for financial reporting purposes with respect to our audited financial statements. The amounts include $1,232 for Mr. Johnson, $1,309 for Mr. Webb and $485 for Ms. Smiley, representing earnings on deferred compensation in excess of 120% of applicable federal long-term rates.

(6)	Mr. Gras, a German resident and citizen, is paid primarily in euros. The amounts shown reflect the U.S. dollar equivalent of that currency as of the dates paid. Year-to-year comparisons are affected by changes in the exchange rate. Mr. Gras is not covered by the defined benefit pension plan. The company, through its European subsidiary, provides Mr. Gras with an insurance policy that provides benefits similar to those of the other NEO covered by the cash balance plan. The amounts shown for Mr. Gras represent the translated value of the increases in policy value in 2009 and 2008. Due to a change in German regulations, the value of the insurance policy decreased in 2010. Therefore, no value is shown for that year.

(7)	“All Other Compensation” includes the following items:

a.	Contributions to the Badger Meter, Inc. Employee Savings and Stock Ownership Plan (ESSOP) for Messrs. Meeusen, Johnson and Webb of $4,125 each and $3,611 for Ms. Smiley. Mr. Gras does not participate in the ESSOP.
b.	Dividends on restricted stock of $3,844 for Mr. Meeusen, $2,320 for Mr. Johnson, $1,228 for Mr. Gras, $1,149 for Mr. Webb and $1,252 for Ms. Smiley.
c.	Vehicle usage or allowance of $5,059 for Mr. Meeusen, $9,125 for Mr. Johnson, $13,538 for Mr. Gras, $9,375 for Mr. Webb and $9,327 for Ms. Smiley.

d.	Club dues for Mr. Meeusen of $3,521.

Grants of Plan-Based Awards

The following table sets forth information regarding all incentive plan awards that were granted to the NEOs during 2010, including incentive plan awards (equity-based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a NEO during the year. Non-equity incentive plan awards are awards that are not subject to FASB ASC Topic 718 and are intended to serve as an incentive for performance to occur over a specified period. There are no equity incentive-based awards, which are equity awards subject to a performance condition or a market condition as those terms are defined by FASB ASC Topic 718.

Grants of Plan-Based Awards for 2010

						All Other
					All Other	Option
					Stock	Awards:
		Estimated Future Payouts Under			Awards:	Number of	Exercise	Grant Date
		Non-Equity Incentive Plan			Number of	Securities	Price of	Fair Value of
		Awards			Restricted	Underlying	Option	Stock and
	Grant	Threshold	Target	Maximum	Shares	Options	Awards	Option Awards
Name	Date	($)	($)	($)	(#)	(#)	($/share)	($)

Richard A. Meeusen	May 7, 2010				4,950			190,130
	May 7, 2010					10,200	38.41	110,670
(1)	Feb 1, 2010	91,000	182,000	273,000
(2)	Feb 1, 2010	200,615	401,250	601,875
Richard E. Johnson	May 7, 2010				1,200			46,092
	May 7, 2010					3,000	38.41	32,550
(1)	Feb 1, 2010	50,000	60,000	75,000
(2)	Feb 1, 2010	79,310	158,620	237,930
Horst E. Gras	May 7, 2010				600			23,046
	May 7, 2010					1,200	38.41	13,020
(1)	Feb 1, 2010	10,000	20,000	30,000
(2)	Feb 1, 2010	55,692	111,384	167,076
Beverly L. Smiley	May 7, 2010				600			23,046
	May 7, 2010					1,200	38.41	13,020
(1)	Feb 1, 2010	10,000	20,000	30,000
(2)	Feb 1, 2010	40,175	80,350	120,525
Dennis J. Webb	May 7, 2010				600			23,046
	May 7, 2010					1,200	38.41	13,020
(1)	Feb 1, 2010	10,000	20,000	30,000
(2)	Feb 1, 2010	61,710	123,420	185,130

(1)	These awards were granted in 2010 under the three-year LTIP for potential payout in 2013. See the discussion of the plan in “Compensation Discussion and Analysis — Elements of Compensation” above.

(2)	These awards were granted in 2010 under the annual bonus plan and paid out in 2011. See the discussion of the plan in the “Compensation Discussion and Analysis — Elements of Compensation” above.

Stock Awards represent the fair value of restricted stock awards granted to each NEO on May 7, 2010 under the 2008 Restricted Stock Grant Plan and are valued at the closing price of the common stock on that date ($38.41 per share). The restricted shares vest 100% after three years from the date of grant. Dividends on the restricted shares are accrued during the vesting period and paid to the recipient upon full vesting of the shares.

Option Awards represent the fair value of stock options granted to each NEO on May 7, 2010. The assumptions made in valuing the option awards are included under the caption “Stock Options” in Note 5 to the Consolidated Financial Statements in our 2010 Annual Report on Form 10-K and such information is incorporated herein by reference. All options were granted on May 7, 2010, with an exercise price set at the closing price of the common stock on that date ($38.41 per share). All option awards vest over five years. The value of the options is $10.85 for the NEOs. The overall average fair value of all options issued in 2010 was $10.98, only a portion of which we expensed in fiscal year 2010. This value was computed in accordance with FASB ASC Topic 718 under the Black-Scholes option pricing model, using the following assumptions: risk-free interest rate of 2.4%; dividend yield of 1.22%; expected market price volatility factor of 49%, and a weighted average expected life of 2.4 years. All option awards have a ten-year life from the date of grant. All unvested awards are forfeited on retirement or termination of employment for cause or otherwise. The awards are not subject to any performance-based or other material conditions.

Outstanding Equity Awards At Year-End

The following table sets forth information on outstanding option and stock awards held by the NEOs at December 31, 2010, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

Outstanding Equity Awards as of December 31, 2010

	Option Awards(1)				Stock Awards(1)
		Number of
	Number of	Securities
	Securities	Underlying			Number of	Market Value
	Underlying	Unexercised	Option		Shares of	of Shares of
	Unexercised	Options (#)	Exercise	Option	Stock That	Stock That
	Options (#)	Unexercisable	Price	Expiration	Have Not	Have Not
Name	Exercisable	(2)	($)	Date	Vested (#)(2)	Vested ($)

Richard A. Meeusen	6,600	0	18.33	May 9, 2015
	4,320	1,080	31.41	May 5, 2016
	3,780	2,520	24.94	May 4, 2017
	1,920	2,880	52.81	May 2, 2018
	1,800	7,200	38.69	May 1, 2019
	0	10,200	38.41	May 7, 2020	9,550	422,301
Richard E. Johnson	5,000	0	7.00	Jan. 29, 2013
	4,500	0	18.33	May 2, 2015
	2,880	720	31.41	May 9, 2016
	2,160	1,440	24.94	May 4, 2017
	1,200	1,800	52.81	May 2, 2018
	1,080	4,320	38.69	May 1, 2019
	0	3,000	38.41	May 7, 2020	4,000	176,880
Horst E. Gras	0	480	24.94	May 4, 2017
	600	900	52.81	May 2, 2018
	600	2,400	38.69	May 1, 2019
	0	1,200	38.41	May 7, 2020	2,100	92,862
Beverly L. Smiley	1,800	0	7.00	Jan 29, 2013
	1,440	0	18.33	May 2, 2015
	1,440	360	31.41	May 9, 2016
	720	720	24.94	May 4, 2017
	600	900	52.81	May 2, 2018
	600	2,400	38.69	May 1, 2019
	0	1,200	38.41	May 7, 2020	2,100	92,862
Dennis J. Webb	1,800	0	7.00	May 2, 2013
	1,440	0	18.33	May 9, 2015
	1,200	600	31.41	May 5, 2016
	960	960	24.94	May 4, 2017
	600	2,400	38.69	May 1, 2019
	0	1,200	38.41	May 7, 2020	1,600	70,752

(1)	There were no stock or option awards outstanding for any of the NEOs as of December 31, 2010 that were related to equity incentive programs, the realization of which would depend on specific financial or performance outcomes.

(2)	Restricted stock awards generally vest 100% after three years from date of grant. A portion of the stock options with an expiration date of May 2, 2013, vested at a rate of 25% per year, starting May 2, 2006, with full vesting completed on May 2, 2009. All other stock options vest as follows:

Expiration Date	Grant Date	Vesting Term	Full Vesting

May 18, 2011	May 18, 2001	20% per year	May 18, 2006
Jan. 29, 2012	Jan. 29, 2002	20% per year	Jan. 29, 2007
May 2, 2013	May 2, 2003	20% per year	May 2, 2008
May 9, 2015	May 9, 2005	20% per year	May 9, 2010
May 5, 2016	May 5, 2006	20% per year	May 5, 2011
May 4, 2017	May 4, 2007	20% per year	May 4, 2012
May 2, 2018	May 2, 2008	20% per year	May 2, 2013
May 1, 2019	May 1, 2009	20% per year	May 1, 2014
May 7, 2020	May 7, 2010	20% per year	May 7, 2015

Option Exercises and Stock Vested

The following table sets forth information relating to the number of stock options exercised during the last fiscal year for each of the NEOs on an aggregate basis. It also gives the number of shares of restricted stock that vested during 2010 and its value on the date of vesting at a price of $40.79 per share.

Option Exercises and Stock Vested for 2010

	Number of Shares Acquired	Value Realized on	Number of Shares	Value Realized on
	on Exercise (#)	Exercise ($)	Vested	Vested Shares ($)

Richard A. Meeusen	0	0	2,100	85,659
Richard E. Johnson	2,500	81,725	1,200	48,948
Horst E. Gras	960	20,720	400	16,316
Beverly L. Smiley	0	0	600	24,474
Dennis J. Webb	0	0	0	0

For further details regarding options and restricted stock, see the description of the LTIP in “Compensation Discussion and Analysis — Elements of Compensation” above.

Pension Benefits

The following table sets forth the actuarial present value of each NEO’s accumulated benefit under each defined benefit plan, assuming benefits are paid at normal retirement age based on current levels of compensation. Except for Mr. Gras, the valuation method and all material assumptions applied in quantifying the present value of the current accumulated benefit for each of the NEOs are included under the caption “Employee Benefit Plans” in Note 7 to the Consolidated Financial Statements in our 2010 Annual Report on Form 10-K, and such information is incorporated herein by reference. The table also shows the number of years of credited service under each such plan, computed as of the same pension plan measurement date used in the company’s audited financial statements for the year ended December 31, 2010. The table also reports any pension benefits paid to each NEO during the year.

Pension Benefits as of December 31, 2010

			Present Value of
		Number of Years	Accumulated	Payments
Name	Plan Name	Credited Service	Benefit ($)	During 2010 ($)

Richard A. Meeusen	Qualified Pension Plan	15	228,562	0
	Non-qualified Unfunded Supplemental Retirement Plan	15	252,280	0
	Non-qualified Unfunded Executive Supplemental Plan	N/A	217,670	0
Richard E. Johnson	Qualified Pension Plan	10	139,859	0
	Non-qualified Unfunded Supplemental Retirement Plan	10	72,692	0
	Non-qualified Unfunded Executive Supplemental Plan	N/A	129,767	0
Horst E. Gras	Value of Insurance Policy (translated from Euros)	18	410,486	0
Beverly L. Smiley	Qualified Pension Plan	38	340,474	0
	Non-qualified Unfunded Supplemental Retirement Plan	38	10,435	0
Dennis J. Webb	Qualified Pension Plan	26	399,947	0
	Non-qualified Unfunded Supplemental Retirement Plan	26	67,694	0

Qualified Pension Plan

We maintain a defined benefit cash balance pension plan (the Pension Plan) covering all domestic salaried employees, including each NEO except Mr. Gras. Mr. Gras, a German resident and citizen, is not covered by the Pension Plan. Through our European subsidiary, we provide Mr. Gras with an insurance policy that provides benefits similar to those of the other NEOs covered by the Pension Plan.

Under the Pension Plan, Messrs. Meeusen, Johnson and Webb and Ms. Smiley each have an account balance which is credited each year with dollar amounts equal to 5% of compensation, plus 2% of compensation in excess of the Social Security wage base. Interest is credited to the account balance each year at a rate of interest based upon 30-year U.S. Treasury securities.

Non-Qualified Unfunded Supplemental Retirement Plan

Since benefits under our pension program are based on taxable earnings, any deferral of salary or bonus can result in a reduction of pension benefits. To correct for this reduction, participants in the salary deferral program also participate in a non-qualified unfunded supplemental retirement benefit plan designed to compensate for reduced pension benefits caused by the deferral of salary. Benefits under this plan represent the difference between normal pension benefits that the executive officer would have earned if no salary had been deferred, and the reduced benefit level due to the salary deferral.

Internal Revenue Service regulations limit the amount of compensation to be considered in qualified pension benefit calculations to $245,000 in 2010, and varying amounts for prior years. Any employee, including any NEO, whose compensation is in excess of the Internal Revenue Service limits also participates in the non-qualified unfunded supplemental retirement plan. Benefits from this plan are calculated to provide the participant the same pension benefits as if there were no compensation limit. These benefits are included in the table above.

Non-Qualified Unfunded Executive Supplemental Plans

Messrs. Meeusen and Johnson participate in an unfunded non-qualified supplemental executive retirement plan. This is a defined contribution plan, under which we contribute annually 7.5% of each participant’s annual salary. Participants may elect a lump-sum payout or annual installments up to ten years. Interest is credited monthly on the beginning of the year balance at the prime rate of interest.

Non-qualified Deferred Compensation

The following table sets forth annual executive officer and company contributions under non-qualified defined contribution and other deferred compensation plans, as well as each NEO’s withdrawals, earnings and fiscal-year end balances in those plans. Mr. Meussen does not currently participate in the Plan.

Non-qualified Deferred Compensation for 2010($)

	Executive	Company		Aggregate	Aggregate Balance
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	at December 31,
Name	2010(1)(2)	2010	in 2010(2)	Distribution	2010

Richard E. Johnson	28,840	—	6,782	—	220,370
Beverly L. Smiley	16,070	—	2,724	—	91,422
Dennis J. Webb	—	—	7,032	—	209,143

(1)	All executive officers, except Mr. Gras, are eligible to participate in a Salary Deferral Plan. Under this plan, officers may elect to defer up to 50% of their annual base salary and up to 100% of their annual bonuses. Participants may elect to defer payment for a specified period of time or until retirement or separation from service. Participants may also elect a lump-sum payout or annual installments up to ten years. Interest is credited quarterly on the deferred balances at an annual interest rate equal to the sum of the five-year U.S. Treasury constant maturities rate of interest plus one and one-half percent.

(2)	All executive officer contributions shown in the above table are also included in the Summary Compensation Table as part of salary or bonus, along with the portion of the 2010 earnings shown in the above table that are considered above-market (as quantified in Note 5 to the Summary Compensation Table).

Potential Payments Upon Termination or Change-in-Control

We have entered into Key Executive Employment and Severance Agreements (each referred to as a KEESA) with all executive officers (except Mr. Gras), whose expertise has been critical to our success, to remain with us in the event of any merger or transition period. Each KEESA provides for payments in the event there is a change in control and (1) the executive officer’s employment with us terminates (whether by us, the executive officer or otherwise) within 180 days prior to the change in control and (2) it is reasonably demonstrated by the executive officer that (a) any such termination of employment by us (i) was at the request of a third party who has taken steps reasonably calculated to effect a change in control or (ii) otherwise arose in connection with or in anticipation of a change in control, or (b) any such termination of employment by the executive officer took place because of an event that allowed the termination for good reason, which event (i) occurred at the request of a third party who has taken steps reasonably calculated to effect a change in control or (ii) otherwise arose in connection with or in anticipation of a change in control.

There are two forms of the KEESA. The KEESA for the Chairman, President and Chief Executive Officer provides for payment of salary and annual incentive compensation of three years, as well as the actuarial equivalent of the additional retirement benefits he would have earned had he remained employed for three more years, continued medical, dental, and life insurance coverage for three years, outplacement services and financial planning counseling. The KEESA for all other executive officers provides for payment of two years’ salary and annual incentive compensation, along with two years’ coverage pursuant to the other benefits set forth above. Any executive officer who receives compensation under the KEESA is restricted from engaging in competitive activity for a period of six months after termination and is required to maintain appropriate confidentiality relative to all company information. The agreements also provide for a tax gross-up payment to the executive if any payments in connection with the change in control are subject to the 20% excise tax imposed by the Internal Revenue Service for “excess parachute payments.”

For purposes of each KEESA, a “change in control” is deemed to have occurred if (1) any person (other than the company or any of its subsidiaries, a trustee or other fiduciary holding securities under any employee benefit plan of the company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by our shareholders in substantially the same proportions as their ownership of stock in the company) is or becomes the beneficial owner, directly or indirectly, of 15% or more of our voting securities; or (2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on July 31, 1999, constituted the Board of Directors and any new director whose appointment or election by the Board of Directors or nomination for election by our shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on July 31, 1999 or whose appointment, election or nomination for election was previously so approved; or (3) our shareholders approve a merger, consolidation or share exchange of the company with any other corporation or approve the issuance of our voting securities in connection with a merger, consolidation or share exchange of the company, with limited exceptions; or (4) our shareholders approve a plan of complete liquidation or dissolution of the company or an agreement for the sale or disposition by us of all or substantially all of our assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by us of all or substantially all of our assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the company immediately prior to such sale.

For purposes of each KEESA, “good reason” means that the executive officer has determined in good faith that any of the following events has occurred: (1) any breach of the KEESA by us other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that we promptly remedy; (2) any reduction in the executive officer’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits, in each case relative to those most favorable to the executive officer in effect at any time during the 180-day period prior to the change in control or, to the extent more favorable to the executive officer, those in effect after the change in control; (3) a material adverse change, without the executive officer’s prior written consent, in the executive officer’s working conditions or status with us from such working conditions or status in effect during the 180-day period prior to the change in control or, to the extent more favorable to the executive officer, those in effect after the change in control; (4) the relocation of the executive officer’s principal place of employment to a location more than 35 miles from the executive officer’s principal place of employment on the date 180 days prior to the change in control; (5) we require the executive officer to travel on business to a materially greater extent than was required during the 180-day period prior to the change in control; (6) we terminate the executive officer’s employment after a change in control without delivering the required notice, in specified circumstances.

The following table describes the potential payments upon termination or a change of control. This table assumes the NEO’s employment was terminated on December 30, 2010, the last business day of our prior fiscal year. While Mr. Gras does not have a KEESA, German law would provide him with similar benefits from the company, which are translated at the year-end exchange rate.

KEESA Benefits if Exercised at December 31, 2010 ($)

			Medical
			Dental
Name	Salary and Bonus	Retirement Benefits	Life	Other	Total

Richard A. Meeusen	2,808,750	175,130	50,505	17,000	3,051,385
Richard E. Johnson	894,040	76,552	31,376	17,000	1,018,968
Horst E. Gras	890,072	96,526	31,376	17,000	1,034,974
Beverly L. Smiley	482,100	24,339	43,049	17,000	566,488
Dennis J. Webb	740,700	27,920	30,936	17,000	816,556

Compensation and Corporate Governance Committee Report

The Compensation and Governance Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the annual report on Form 10-K for the fiscal year ended December 31, 2010.

Compensation and Corporate Governance Committee
  Steven J. Smith, Chairman
  Andrew J. Policano
  John J. Stollenwerk
  Todd J. Teske

Compensation Risk Assessment

The Compensation and Governance Committee has conducted a risk assessment of our employee compensation programs, including our executive compensation programs, and has concluded that our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incent executives or other employees to take unnecessary or excessive risks. As a result, we believe that risks arising from our employee compensation policies and practices are not likely to have a material adverse effect on the company.

Director Compensation

Compensation Philosophy and Role of the Committee

Our compensation policies for directors are designed to attract and retain the most qualified individuals to serve on the Board of Directors in the industry in which we operate. We believe that director compensation packages are comparable relative to the competitive market. Director compensation is determined by the Compensation and Governance Committee with approval by the full Board of Directors, and equity programs such as our Director Stock Grant Plans, are approved by shareholders.

Recommendations regarding outside director compensation are made by the Compensation and Governance Committee. The independent executive compensation consultant provides the Compensation and Governance Committee with a competitive compensation analysis of outside director compensation programs relative to our industry for use in the Compensation and Governance Committee’s decision-making. Although the independent executive compensation consultant provides market data for consideration by the Compensation and Governance Committee in setting director compensation levels and programs, the compensation consultant does not make specific recommendations on individual compensation amounts for the directors, nor does the consultant determine the amount or form of director compensation. All decisions on director compensation levels and programs are made by the full Board of Directors based on the recommendation provided by the Compensation and Governance Committee.

Director Compensation Table and Components of Director Compensation

The following table summarizes the director compensation for 2010 for all of our non-employee directors. Mr. Meeusen does not receive any additional compensation for his services as a director beyond the amounts previously disclosed in the Summary Compensation Table. Mr. Klappa did not become a director until February 12, 2010.

Director Compensation for 2010

	Fees Earned or Paid
Name	in Cash ($)	Stock Awards ($)(1)	Total ($)

Ronald H. Dix	43,100	42,990	86,090
Thomas J. Fischer	55,100	42,990	98,090
Gale E. Klappa	39,725	42,990	82,715
Andrew J. Policano	48,710	42,990	91,700
Steven J. Smith	51,100	42,990	94,090
John J. Stollenwerk	46,700	42,990	89,690
Todd J. Teske	47,900	42,990	90,890

(1)	Under the 2007 Director Stock Grant Plan, each director was awarded a grant of stock valued at $43,000. The amount was divided by $41.86, the closing price of the stock on the date of grant, and rounded down to the nearest whole share amounting to 1,027 shares of common stock on May 3, 2010. This column reflects the value of that award. As new directors, Messrs. Klappa and Teske each received a grant of 6,000 options in 2010 with a one-year vesting period. As of December 31, 2010, the directors had the following outstanding number of vested option awards: Mr. Dix (9,540 granted during his employment at the company), Mr. Fischer (0), Mr. Klappa (0), Mr. Policano (6,400), Mr. Smith (0), Mr. Stollenwerk (6,400) and Mr. Teske (0). There were no outstanding stock awards at December 31, 2010.

Retainer and Meeting Fees.  In 2010, non-employee directors received a $27,000 annual retainer. Non-employee directors receive $2,500 for each Board of Directors meeting attended and $1,200 for each committee meeting attended. In addition, they are reimbursed for reasonable out-of-pocket travel, lodging and meal expenses. The chairman of the Audit Committee received an annual fee of $4,000. All other committee chairmen and the Lead Outside Director each received an annual fee of $2,000.

All non-employee directors also receive an annual stock grant of shares equal to $43,000 in whole shares as determined by the closing market price for a share of common stock on the date of grant rounded down to the nearest whole share. Non-employee directors are required to own one-times their annual board compensation in company stock within three years of first being elected to the board.

Badger Meter Deferred Compensation Plan for Directors.  Directors may elect to defer their compensation, in whole or in part, in a stock and/or cash account of the Badger Meter Deferred Compensation Plan for Directors.

Our non-employee directors do not participate in any incentive plans or pension plans, and receive no perquisites, benefits or other forms of compensation, other than as disclosed above. New directors receive a one-time grant of 6,000 stock options following the annual meeting of their first election by shareholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There were no Compensation and Governance Committee interlocks.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our board of directors is committed to and recognizes the importance of responsible executive compensation practices. As discussed below, we have designed our executive compensation program to attract, motivate, reward, and retain senior management required to achieve our corporate objectives and to increase long-term shareholder value.

As required by Section 14A of the Securities Exchange Act, we are providing our shareholders with an opportunity to provide an advisory vote on the executive compensation of our NEOs. This advisory vote commonly referred to as “Say on Pay Vote” is not binding. However, our board of directors and the compensation committee will review and consider the outcome of the advisory vote when making future compensation decisions for our executive officers. Shareholders are asked to vote on the following resolution:

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, and compensation tables and any related material disclosed above in this Proxy Statement, is hereby APPROVED.

In addition to reviewing the summary below, we encourage you to carefully review the information on our compensation policies and decisions regarding our NEOs presented in the Compensation Discussion and Analysis on pages 11 to 15, as well as the information contained in the Compensation Tables on pages 16 to 24.

We employ a strong pay-for-performance philosophy for our entire executive team, including our NEOs. Our compensation philosophy and compensation programs have resulted in compensation that reflects our financial results and other performance factors described in the Compensation Discussion and Analysis, as well as stock price performance. We achieve these objectives through the following:

•	A total compensation package that is targeted at the median of our peer companies;

•	A total compensation package that is structured so that a majority of compensation opportunities are delivered through short- and long-term incentives;

•	A short-term incentive driven primarily by our financial earnings performance;

•	A long-term incentive program that, in keeping with prevailing industry practice, is significantly driven by our relative total shareholder return as compared to other industry peers, along with a mix of stock options and restricted stock to further tie compensation to stock price performance as well as enhance retention; and

•	Stock ownership guidelines that continue to tie executives’ interests to shareholders over the long term.

Furthermore, we do not currently use employment contracts with our executive officers nor provide severance protection other than following a change in control of our company. We believe our change-in-control protections are in the best interests of our shareholders. Further, we maintain double-trigger protection (requiring a change in control and subsequent employment termination) following a change in control for any executive officer, including our NEOs.

If you submit a proxy to us, it will be voted as you direct. If, however, you submit a proxy without specifying voting directions, it will be voted in favor of the non-binding advisory resolution above. If your shares are held in “street name” by your broker, nominee, fiduciary or other custodian, your broker, nominee, fiduciary or other custodian may only vote your shares on this proposal with your specific voting instructions. Therefore, we urge you to respond to your brokerage firm so that your vote will be cast.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE NON-BINDING ADVISORY RESOLUTION ABOVE.

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act, we are providing our shareholders with an opportunity to provide an advisory vote as to whether shareholders should be given the opportunity to cast their Say on Pay Vote every one, two or three years. This advisory vote is not binding, but will be reviewed and considered by our board of directors in determining how frequently our shareholders will be given the opportunity to provide their Say on Pay Vote. Shareholders are asked to vote on the following resolution:

RESOLVED, that the shareholders of the company advise that an advisory resolution with respect to named executive officer compensation should be presented every one, two or three years as reflected by their votes for each of these alternatives in connection with this resolution.

We believe a three-year frequency for the Say on Pay Vote is most consistent with our approach to compensation for the following reasons:

•	We seek a consistent compensation approach from year to year for all our executive officers. Because we believe that an effective compensation program should motivate performance over a multi-year horizon, we do not make frequent changes to our executive compensation program.

•	We believe the best way for shareholders to evaluate the compensation of our NEOs is over a multi-year period because our programs are designed to motivate and reward long-term performance. For example, our long-term incentive plan is based on a three-year performance period.

•	A triennial vote will provide us with the time to thoroughly consider shareholder sentiments and implement any changes after careful consideration by our Board of Directors.

For these reasons, we believe that providing a Say on Pay Vote every three years is appropriate in order to provide our shareholders with a more comprehensive view of our executive compensation program and how our program appropriately supports our short- and long-term business objectives.

If you submit a proxy to us, it will be voted as you direct. If, however, you submit a proxy without specifying voting directions, it will be voted in favor of holding a non-binding advisory vote on executive compensation every three years. If your shares are held in “street name” by your broker, nominee, fiduciary or other custodian, your broker, nominee, fiduciary or other custodian may only vote your shares on this proposal with your specific voting instructions. Therefore, we urge you to respond to your brokerage firm so that your vote will be cast.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE OF
“THREE YEARS” ON THE NON-BINDING ADVISORY RESOLUTION ABOVE.

VOTE ON APPROVAL OF 2011 OMNIBUS INCENTIVE PLAN

Our Board of Directors is seeking approval from our shareholders of the Badger Meter, Inc. 2011 Omnibus Incentive Plan (“2011 Plan”), including the authority to issue 700,000 shares of our common stock under the 2011 Plan, as such number may be adjusted. We currently have in effect the Badger Meter, Inc. 1993 Stock Option Plan, the Badger Meter, Inc. 1995 Stock Option Plan, the Badger Meter, Inc. 1997 Stock Option Plan, the Badger Meter, Inc. 1999 Stock Option Plan, the Badger Meter, Inc. 2003 Stock Option Plan, the Badger Meter, Inc. 2005 Restricted Stock Plan, the Badger Meter, Inc. 2008 Restricted Stock Plan and the Badger Meter, Inc. 2007 Director Stock Grant Plan (the “Prior Plans”). The 700,000 shares to be authorized for the 2011 Plan is comprised of (a) 224,020 shares of newly authorized shares of common stock, plus (b) 475,980 shares remaining available for grant under the Prior Plans.

The two complementary goals of the 2011 Plan are to attract and retain outstanding individuals to serve as executive officers, directors, employees and consultants to our company and to increase shareholder value. Through the approval of the 2011 Plan, the Board seeks to provide a direct link between shareholder value and compensation awards by authorizing awards of shares of our common stock, monetary payments based on the value of our common stock and other incentive compensation awards that are based on our financial performance and individual performance.

All awards granted under the Prior Plans that are still outstanding upon the approval of the 2011 Plan will remain outstanding and will continue to be subject to all of the terms and conditions of the Prior Plans. As of February 28, 2011, there were 315,032 shares subject to outstanding awards granted under the Prior Plans. Our Restated Articles of Incorporation authorize the issuance of 40,000,000 shares of common stock, and as of February 28, 2011, there were 15,051,287 shares of common stock issued and outstanding. The market value of one share of common stock as of the close of the market on February 28, 2011 was $39.31.

As of February 28, 2011, 475,980 shares remain available for additional grants under the Prior Plans. Upon our shareholders’ approval of the 2011 Plan, the Prior Plans will terminate, no new awards will be granted under the Prior Plans and all shares that have not been granted under the Prior Plans will no longer be issued.

The following is a summary of the material provisions of the 2011 Plan. A copy of the 2011 Plan is attached to this Proxy Statement as Exhibit A and is incorporated by reference into this Proxy Statement in its entirety. This summary is subject to the language of the 2011 Plan and the text of the 2011 Plan controls if there is any inconsistency between this summary and the 2011 Plan text.

Administration and Eligibility.  The 2011 Plan will be administered by a committee of independent directors designated by the Board of Directors, currently the Compensation and Corporate Governance Committee, with respect to all participants other than non-employee directors, and by the Board with respect to participants who are non-employee directors (the “Administrator”). The Administrator has the authority to interpret the provisions of the 2011 Plan; make, change and rescind rules and regulations relating to the 2011 Plan; make changes to, or reconcile any inconsistency in, any award or agreement covering an award; and make all other determinations necessary or advisable for administering the 2011 Plan.

Participants.  The Administrator may designate any of the following as a participant under the 2011 Plan: any officer or other employee of the company or its affiliates or individuals engaged to become an officer or employee, consultants who provide services to the company or its affiliates and non-employee directors of the company. The company currently has seven non-employee directors.

Shares Reserved under the 2011 Plan.  The 2011 Plan provides that an aggregate of 700,000 shares of common stock are reserved for issuance under the 2011 Plan, subject to adjustment as described below. The number of shares reserved for issuance will be depleted on the grant date of an award by the maximum number of shares of common stock, if any, with respect to which such award is granted. In general, (a) if an award granted under the 2011 Plan lapses, expires, terminates or is cancelled without the issuance of shares under, or the payment of other compensation with respect to shares covered by, the award, (b) if it is determined during or at the conclusion of the term of an award that all or some portion of the shares with respect to which the award was granted will not be issuable, or that other compensation with respect to shares covered by the award will not be payable, (c) if shares are forfeited under an award, or (d) if shares are issued under any award and the company reacquires them pursuant to rights reserved by the company upon the issuance of the shares, then such shares may again be used for new awards under the 2011 Plan.

Subject to the adjustment provisions described below, no participant may be granted awards under the 2011 Plan that could result in such participant:

•	receiving options for, and/or stock appreciation rights with respect to, more than 150,000 shares of common stock during any fiscal year of the company;

•	receiving awards of restricted stock and/or restricted stock units relating to more than 150,000 shares of common stock during any fiscal year of the company;

•	receiving, with respect to an award of performance shares and/or an award of performance units the value of which is based on the fair market value of a share of common stock, payment of more than 150,000 shares of common stock in respect of any period of two consecutive fiscal years of the company, or for more than 200,000 shares of common stock in respect of any period of three consecutive fiscal years of the company;

•	receiving, with respect to an annual incentive award in respect of any single fiscal year of the company, a cash payment of more than $1,500,000;

•	receiving, with respect to a long-term incentive award and/or an award of performance units the value of which is not based on the fair market value of a share of common stock, a cash payment of more than $2,500,000 in respect of any period of two consecutive fiscal years of the company or of more than $3,500,000 in respect of any period of three consecutive fiscal years of the company; or

•	receiving other stock-based awards relating to more than 50,000 shares of common stock during any fiscal year of the company.

Types of Awards.  Awards under the 2011 Plan may consist of incentive awards, stock options, stock appreciation rights, performance shares, performance units, shares of common stock, restricted stock, restricted stock units or other stock-based awards as determined by the Administrator. If the 2011 Plan is approved, then the Administrator may grant any type of award to any participant it selects, but only employees of the company or its subsidiaries may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other award (or any other award granted under another plan of the company or any affiliate). In addition, the Administrator is authorized to provide or make awards in a manner that complies with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, so that the awards will avoid a plan failure as described in Section 409A. The Administrator’s authorization includes the authority to defer payments or wait for specified distribution events, as provided in Section 409A.

Stock Options.  If the 2011 Plan is approved, then the Administrator will have the authority to grant stock options and to determine all terms and conditions of each stock option. The Administrator determines the number of options granted, whether an option is to be an incentive stock option or non-qualified stock option, the grant date for the option (the grant date may not be any date prior to the date that the Administrator approves the grant), the exercise price, which may never be less than the fair market value, and the expiration date (the expiration date may not be later than ten years after the date of grant).

Stock Appreciation Rights.  If the 2011 Plan is approved, then the Administrator will have the authority to grant stock appreciation rights and to determine all terms and conditions of each stock appreciation right, provided that the grant price may never be less than the fair market value of the shares of common stock subject to the stock appreciation right on the date of grant and that a stock appreciation right must terminate no later than 10 years after the date of grant. Stock appreciation rights entitle the participant to receive an amount equal to the excess of the fair market value of one share of our common stock on the date of exercise over the per share grant or option price multiplied by the number of shares in respect of which the participant exercises the stock appreciation rights. The Administrator may grant stock appreciation rights in tandem with stock options or separate from any stock option granted under the 2011 Plan. The 2011 Plan permits the Administrator to pay the participant in cash, shares of common stock or a combination of stock and cash.

Performance and Stock Awards.  If the 2011 Plan is approved, then the Administrator will have the authority to grant awards of shares of common stock, restricted stock, restricted stock units, performance shares or performance units. The Administrator will determine all terms and conditions of the performance awards including (a) the number of shares of common stock and/or units to which such award relates, (b) whether performance goals must be achieved for the participant to realize any portion of the benefit provided under the award, (c) the length of the vesting and/or performance period and, if different, the date that payment of the benefit will be made, (d) with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of common stock, and (e) with respect to performance shares, performance units and restricted stock units, whether the awards will settle in cash, in shares of common stock, or in a combination of the two.

•	Restricted stock is a share of common stock that is subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of corporate, subsidiary or business unit performance goals established by the Administrator and/or upon the completion of a period of service.

•	Restricted stock units are the right to receive cash and/or shares of common stock the value of which is equal to the fair market value of one share to the extent corporate, subsidiary or business unit performance goals established by the Administrator are achieved.

•	Performance shares are the right to receive shares of common stock to the extent corporate, subsidiary or business unit performance goals established by the Administrator are achieved.

•	Performance units are the right to receive cash and/or shares of common stock valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of common stock, to the extent corporate, subsidiary or business unit performance goals established by the Administrator are achieved.

For purposes of the 2011 Plan, performance goals mean any goals the Administrator establishes that relate to one or more of the following with respect to the company or any one or more of its subsidiaries, affiliates or other business units: net income; operating income; income from continuing operations; net sales; cost of sales; revenue; gross income; earnings (including before taxes, and/or interest and/or depreciation and amortization); net earnings per share (including diluted earnings per share); price per share; dividends per share; increase in dividends per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit; pre-tax profit; ratio of debt to debt plus equity; return on shareholder equity; total shareholder return; return on capital; return on assets; return on equity; return on investment; return on revenues; operating working capital; working capital as a percentage of net sales; cost of capital; average accounts receivable; economic value added; performance value added; customer satisfaction; customer loyalty and/or retention; employee safety; employee engagement; market share; system reliability; cost structure reduction; cost savings; operating goals; operating margin; profit margin; sales performance; and internal revenue growth. In addition, in the case of awards that the Administrator determines will not be considered “performance-based compensation” under Internal Revenue Code Section 162(m), the Administrator may establish other performance goals not listed in the 2011 Plan.

Incentive Awards.  We do not currently anticipate issuing annual or long-term cash incentive awards under the 2011 Plan, but will continue to use our annual cash bonus plan and long-term incentive plan, which are cash only plans, for annual and long-term cash incentive awards. However, if the 2011 Plan is approved, then the Administrator will have the authority to grant annual and long-term incentive awards under the 2011 Plan that are paid out in cash, or in shares of common stock or restricted stock having a fair market value at the time of the payment equal to the amount payable. An incentive award is the right to receive a payment to the extent performance goals are achieved. The Administrator will determine all terms and conditions of an annual or long-term incentive award, including the performance goals, performance period, the potential amount payable and the type of payment. Generally, the performance period for an incentive award must relate to a period of at least one of the company’s fiscal years, and the performance period for a long-term incentive award under the 2011 Plan must relate to a period of more than one of the company’s fiscal years.

Other Stock-Based Awards.  If the 2011 Plan is approved, then the Administrator will have the authority to grant other types of awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of common stock, either alone or in addition to or in conjunction with other awards, and payable in shares of common stock or cash. Such awards may include shares of unrestricted common stock, which may be awarded, without limitation, as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or upon the attainment of performance goals or otherwise, or rights to acquire shares of common stock from the company. The Administrator will determine all terms and conditions of the award.

Amendment of Minimum Vesting and Performance Periods.  Notwithstanding the requirements for minimum vesting and/or performance period for an award included in the 2011 Plan, the 2011 Plan provides that the Administrator may impose, at the time an award is granted or any later date, a shorter vesting and/or performance period to take into account a participant’s hire or promotion, or may accelerate the vesting or deem an award earned, in whole or in part, on a participant’s death, disability or retirement or a change of control of the company. Under the 2011 Plan, a change of control means the occurrence of an event or series of events that qualify as a “change of control event” for purposes of the regulations and guidance issued under Section 409A of the Internal Revenue Code.

Transferability.  Awards are not transferable other than by will or the laws of descent and distribution, unless the Administrator allows a participant to (a) designate in writing a beneficiary to exercise the award or receive payment under the award after the participant’s death, (b) transfer an award to the former spouse of the participant as required by a domestic relations order incident to a divorce, or (c) transfer an award (provided that the participant may not receive consideration for such a transfer of an award).

Adjustments.  If (a) the company is involved in a merger or other transaction in which shares of common stock are changed or exchanged, (b) the company subdivides or combines shares of common stock or declares a dividend payable in shares of common stock, other securities (other than any common share purchase rights issued pursuant to that certain Rights Agreement, dated February 15, 2008, between the company and American Stock Transfer & Trust Company, or similar share purchase rights that the company might authorize and issue in the future) or other property, (c) the company effects a cash dividend that exceeds 10% of the trading price of the shares of common stock or any other dividend or distribution in the form of cash or a repurchase of shares of common stock that the Board determines is special or extraordinary or that is in connection with a recapitalization or reorganization, or (d) any other event shall occur, which in the case of this clause (d), that in the judgment of the Administrator requires an adjustment to prevent dilution or enlargement of the benefits intended to be made available under the 2011 Plan, then the Administrator will, in a manner it deems equitable, adjust any or all of (A) the number and type of shares of common stock subject to the 2011 Plan and which may, after the event, be made the subject of awards; (B) the number and type of shares of common stock subject to outstanding awards; (C) the grant, purchase or exercise price with respect to any award; and (D) to the extent such discretion does not cause an award that is intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m) to lose its status as such, the performance goals of an award. In any such case, the Administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award.

Term of Plan.  Unless earlier terminated by the Board of Directors, the 2011 Plan will remain in effect until the earlier of (a) the date that is ten years from the date the plan is approved by the company’s shareholders, which is the effective date for the 2011 Plan, or (b) the date all shares reserved for issuance have been issued.

Termination and Amendment.  The Board of Directors or the Administrator may amend, alter, suspend, discontinue or terminate the 2011 Plan at any time, subject to the following limitations:

•	the Board must approve any amendment to the 2011 Plan if the company determines such approval is required by prior action of the Board, applicable corporate law or any other applicable law;

•	shareholders must approve any amendment to the 2011 Plan if the company determines that such approval is required by Section 16 of the Securities Exchange Act of 1934, the Internal Revenue Code, the listing requirements of any principal securities exchange or market on which the shares are then traded or any other applicable law; and

•	shareholders must approve any amendment to the 2011 Plan that materially increases the number of shares of common stock reserved under the 2011 Plan or the limitations stated in the 2011 Plan on the number of shares of common stock that participants may receive through an award or that amends the provisions relating to the prohibition on repricing of outstanding options.

Except that the Administrator is prohibited from repricing awards as discussed below, the Administrator may modify or amend any award, or waive any restrictions or conditions applicable to any award or the exercise of the award, or amend, modify or cancel any terms and conditions applicable to any award, in each case by mutual agreement of the Administrator and the award holder, so long as any such action does not increase the number of shares of common stock issuable under the 2011 Plan. In certain limited circumstances, the Administrator may modify or amend an award without obtaining the award holder’s consent.

Repricing Prohibited.  Except for the adjustments provided for in the 2011 Plan, neither the Administrator nor any other person may decrease the exercise price for any outstanding stock option or stock appreciation right after the date of grant, cancel an outstanding stock option or stock appreciation right in exchange for cash (other than cash equal to the excess of the fair market value of the shares subject to such stock option at the time of cancellation over the exercise or grant price for such shares), or allow a participant to surrender an outstanding stock option or stock appreciation right to the company as consideration for the grant of a new stock option or stock appreciation right with a lower exercise price.

Accounting Treatment of Options.  In accordance with FASB ASC Topic 718 — Stock Compensation, or any successor thereto, the company will recognize expense in connection with stock options and other share-based payments under the 2011 Plan.

Certain U.S. Federal Income Tax Consequences.  The following summarizes certain U.S. federal income tax consequences relating to the 2011 Plan under current tax law.

Stock Options.  The grant of a stock option will create no income tax consequences to the company or the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. The company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Upon the participant’s subsequent disposition of the shares of common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the common stock on the exercise date.

In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option (except that the alternative minimum tax may apply). Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an incentive stock option and the company will not be allowed a deduction. If the participant fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. The company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Restricted Stock.  Generally, a participant will not recognize income and the company will not be entitled to a deduction at the time an award of restricted stock is made, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time (less the amount, if any, the participant paid for such restricted stock). The company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the common stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and the company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then the company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to deduct any loss. In addition, the company would then be required to include as ordinary income the amount of any deduction the company originally claimed with respect to such shares.

Stock Appreciation Rights.  Any stock appreciation right granted under the 2011 Plan, will in general, be subject to the following federal income tax treatment: (a) the grant of a stock appreciation right does not give rise to any income tax consequences to either the company or the participant; and (b) upon the exercise of a stock appreciation right, the participant recognizes ordinary income equal to the amount of any cash plus the fair market value of any shares of common stock received. The company is generally allowed a deduction in an amount equal to the income recognized by the participant.

Performance Shares.  The grant of performance shares will create no income tax consequences for the company or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. The company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant. Upon the participant’s subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

Performance Units and Restricted Stock Units.  The grant of a performance unit or restricted stock unit will create no income tax consequences to the company or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance or vesting period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and the company will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

Incentive Awards.  A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and the company will be entitled to a corresponding deduction in the same amount and at the same time.

Withholding.  In the event the company is required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a participant as a result of the grant, vesting, payment or settlement of an award or disposition of any shares of common stock acquired under an award, the company may deduct from any payments of any kind otherwise due the participant cash, or with the consent of the Administrator, shares of common stock otherwise deliverable or vesting under an award, to satisfy such tax obligations. Alternatively, the company may require such participant to pay to the company, in cash, or make other arrangements satisfactory to the company regarding the payment to the company of the aggregate amount of any such taxes and other amounts. If shares of common stock are deliverable on exercise or payment of an award, then the Administrator may permit a participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such award by electing to (a) have the company withhold shares otherwise issuable under the award, (b) tender back shares received in connection with such award, or (c) deliver other previously owned shares, in each case having a fair market value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum tax withholding obligations associated with the transaction to the extent needed for the company to avoid an accounting charge.

Additional Taxes Under Section 409A.  If an award under the 2011 Plan is considered non-qualified deferred compensation and such award is neither exempt from nor compliant with the requirements of Internal Revenue Code Section 409A, then the participant will be subject to an additional 20% income tax on the value of the award when it is no longer subject to a substantial risk of forfeiture, as well as interest on the income taxes that were owed from the date of vesting to the date such taxes are paid.

No Guarantee of Tax Treatment.  Notwithstanding any provision of the 2011 Plan, the company does not guarantee that (a) any award intended to be exempt from Internal Revenue Code Section 409A is so exempt, (b) any award intended to comply with Internal Revenue Code Section 409A or Section 422 does so comply, or (c) any award will otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the company or any of its affiliates indemnify, defend or hold harmless any individual with respect to the tax consequences of any award.

Internal Revenue Code Sections 162(m) and 280G.  Internal Revenue Code Section 162(m) limits the deduction the company can take for compensation it pays to its Chief Executive Officer and the three other highest paid officers other than the Chief Financial Officer (determined as of the end of each year) to $1 million per year per individual. However, certain performance-based compensation that meets the requirements of Internal Revenue Code Section 162(m) does not have to be included when determining whether the $1 million limit has been met. The 2011 Plan is designed so that awards granted to the covered individuals may meet the Internal Revenue Code Section 162(m) requirements for performance-based compensation.

Section 280G of the Internal Revenue Code limits the company’s income tax deduction in the event there is a change of control of the company. Accordingly, all or some of the amount which would otherwise be deductible may not be deductible with respect to performance-based compensation that becomes vested or payable in connection with a change of control of the company.

New Plan Benefits.  The company cannot currently determine the awards that may be granted under the 2011 Plan in the future to the executive officers, non-employee directors or other persons. The Administrator will make such determinations from time to time.

Equity Compensation Plan Information. See “Equity Compensation Plan Information” below.

The affirmative vote of a majority of the votes cast on the proposal by the holders of our common stock is required for approval and ratification of the 2011 Plan, provided that a majority of the outstanding shares of our common stock are voted on the proposal. Any shares not voted (whether by abstention, broker non-vote or otherwise) may prevent the proviso from being satisfied, but if the proviso is satisfied, will have no impact on the vote.

If you submit a proxy to us, it will be voted as you direct. If, however, you submit a proxy without specifying voting directions, it will be voted in favor of approving the 2011 Plan. If your shares are held in “street name” by your broker, nominee, fiduciary or other custodian, your broker, nominee, fiduciary or other custodian may only vote your shares on this proposal with your specific voting instructions. Therefore, we urge you to respond to your brokerage firm so that your vote will be cast.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS EACH SHAREHOLDER VOTE “FOR” THE APPROVAL OF THE BADGER METER, INC. 2011 OMNIBUS INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2010 regarding total shares subject to outstanding stock options, warrants and rights and total additional shares available for issuance under our existing equity compensation plans.

Securities
Remaining Available
	Securities to be		for Future Issuance
	Issued upon	Weighted-Average	under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
Plan Category	and Rights (#)	and Rights ($)	in Column 1)(#)

Equity compensation plans approved by security holders
STOCK OPTION PLANS	247,300	26.59	414,380
2007 DIRECTOR STOCK GRANT PLAN	N/A	N/A	616
Equity compensation plans not approved by security holders	None	N/A	N/A
Total	247,300	26.59	414,996

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee (referred to as the Audit Committee) is established by the Board of Directors (referred to as the Board) for the primary purpose of assisting the Board in the oversight and integrity of the company’s financial statements, compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the internal audit function and the work of the independent auditors, and system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established. The Audit Committee meets at least quarterly and reports to the Board regularly. It met five times in 2010.

The Audit Committee is vested with all responsibilities and authority required by Rule 10A-3 under the Securities Exchange Act of 1934. It is comprised of the four members of the Board of Directors named below, each of whom is independent as required by the New York Stock Exchange and U.S. Securities Exchange Commission rules currently in effect. The Board evaluates the independence of the directors on at least an annual basis. All four members of the Audit Committee have been determined by the Board to be financial experts as defined by Securities and Exchange Commission rules. The Audit Committee acts under a written charter available on the Company’s website at www.badgermeter.com.

Management of the company has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of internal controls. Management represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements as of and for the year ended December 31, 2010, including discussion regarding the propriety of the application of accounting principles, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed the audited 2010 financial statements with our independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles.

Additionally, the Audit Committee has done, among other things, the following:

•	met with Ernst & Young LLP, with and without management present, to discuss the results of their audit examinations, their evaluations of the internal controls, and the overall quality of the financial reporting, as well as the matters required to be discussed by professional standards and regulatory requirements as currently in effect.

•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with the company’s management and Ernst & Young LLP;

•	discussed with Ernst & Young LLP those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and SEC Regulation S-X, Rule 2-07 “Communication with Auditing Committees;” and

•	Received the written disclosures and the letter from Ernst & Young LLP required pursuant to Rule 3526, “Communication with Audit Committees Concerning Independence,” of the PCAOB.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for fiscal 2010 for filing with the U.S. Securities and Exchange Commission.

All members of the Audit Committee have approved the foregoing report.

Audit and Compliance Committee
  Thomas J. Fischer, Chairman
  Gale E. Klappa
  Steven J. Smith
  Todd J. Teske

PRINCIPAL ACCOUNTING FIRM FEES

Fees for professional services provided by the independent registered public accounting firm in each of the last two fiscal years is as follows:

	2010	2009

Audit(1)	$388,400	$385,300
Audit Related(2)	14,500	27,500
Tax	0	0
All other Fees	0	0

Total Fees	$402,900	$412,800

(1)	Includes annual financial statement audit, review of our quarterly reports on Form 10-Q and statutory audits required internationally.

(2)	Represents accounting and advisory services related to technical accounting consultations, financial reporting, adoption of new and proposed accounting standards and audits of purchase accounting activities.

As part of its duties, the Audit Committee pre-approves services provided by Ernst & Young LLP. In selecting Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, the Audit Committee has reviewed all 2010 audit services provided by Ernst & Young LLP to make sure they were compatible with maintaining the independence of Ernst & Young LLP. There were no additional non-audit services performed in 2010 nor will there be without the Audit Committee’s prior approval in 2011.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected Ernst & Young LLP, independent registered public accounting firm, to audit the consolidated financial statements of the company for the year ending December 31, 2011, as well as its internal control over financial reporting as of December 31, 2011, and requests that the shareholders ratify such selection. If shareholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

If you submit a proxy to us, it will be voted as you direct. If, however, you submit a proxy without specifying voting directions, it will be voted in favor of ratifying Ernst & Young LLP as the company’s independent registered public accounting firm. If your shares are held in “street name” by your broker, nominee, fiduciary or other custodian, your broker, nominee, fiduciary or other custodian may choose to vote for you on the ratification of the appointment of Ernst & Young LLP as independent registered public accountants for the company, even if you do not provide voting instructions to such nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports concerning the ownership of our equity securities with the Securities and Exchange Commission and us. Based solely on a review of the copies of such forms furnished to us, we believe that all reports required by Section 16(a) to be filed by our insiders were filed on a timely basis.

OTHER MATTERS

The cost of solicitation of proxies will be borne by us. Brokers, nominees and custodians who hold stock in their names and who solicit proxies from the beneficial owners will be reimbursed by us for out-of-pocket and reasonable clerical expenses.

The Board of Directors does not intend to present at the Annual Meeting any matters other than those set forth herein and does not presently know of any other matters that may be presented at the Annual Meeting by others. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy on any such matters in accordance with their best judgment.

A shareholder wishing to include a proposal in the proxy statement for the 2012 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (referred to as Rule 14a-8), must forward the proposal to our Secretary by November 19, 2011.

A shareholder who intends to present business, other than a shareholder’s proposal pursuant to Rule 14a-8, at the 2012 Annual Meeting of Shareholders (including nominating persons for election as directors) must comply with the requirements set forth in our Restated By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the Restated By-Laws, to our Secretary not less than 60 days and not more than 90 days prior to the second Saturday in the month of April (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Accordingly, if we do not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 between January 15, 2012 and February 14, 2012, then the notice will be considered untimely and we will not be required to present such proposal at the 2012 Annual Meeting of Shareholders. If the Board of Directors chooses to present such proposal at the 2012 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2012 Annual Meeting may exercise discretionary voting power with respect to such proposal.

We have filed an Annual Report on Form 10-K with the Securities and Exchange Commission for our fiscal year ended December 31, 2010. The information under the caption “Stock Options” in Note 5 to the Consolidated Financial Statements contained in the Annual Report on Form 10-K and the information under the caption “Employee Benefit Plans” in Note 7 to the Consolidated Financial Statement contained in the Annual Report on Form 10-K is incorporated by reference into this Proxy Statement. The Form 10-K is posted on our Web site at www.badgermeter.com. We will provide a copy of this Form 10-K without exhibits to each person who is a record or beneficial holder of shares of common stock on the record date for the Annual Meeting. We will provide a copy of the exhibits without charge to each person who is a record or beneficial holder of shares of common stock on the record date for the Annual Meeting who submits a written request for it. Requests for copies of the Form 10-K should be addressed to Secretary, Badger Meter, Inc., 4545 West Brown Deer Road, P.O. Box 245036, Milwaukee, Wisconsin 53224-9536; (414) 355-0400.

Pursuant to the rules of the Securities and Exchange Commission, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our Annual Report to shareholders and Proxy Statement. Upon written or oral request, we will promptly deliver a separate copy of the Annual Report to shareholders and/or Proxy Statement to any shareholder at a shared address to which a single copy of each document was delivered, or a single copy to any shareholders sharing the same address to whom multiple copies were delivered. Shareholders may notify us of their requests by writing or calling the Secretary, Badger Meter, Inc., 4545 West Brown Deer Road, P.O. Box 245306, Milwaukee, WI, 53224-9536; (414) 355-0400.

By Order of the Board of Directors

William R.A. Bergum
Secretary

March 18, 2011

Exhibit A

BADGER METER, INC.
2011 OMNIBUS INCENTIVE PLAN

1.	Purposes, History and Effective Date.

(a)  Purpose.  The Badger Meter, Inc. 2011 Omnibus Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees and consultants, and (ii) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

(b)  History.  Prior to the effective date of this Plan, the Company had in effect the Badger Meter, Inc. 1993 Stock Option Plan, the Badger Meter, Inc. 1995 Stock Option Plan, the Badger Meter, Inc. 1997 Stock Option Plan, the Badger Meter, Inc. 1999 Stock Option Plan, the Badger Meter, Inc. 2003 Stock Option Plan, the Badger Meter, Inc. 2005 Restricted Stock Plan, the Badger Meter, Inc. 2008 Restricted Stock Plan and the Badger Meter, Inc. 2007 Director Stock Grant Plan (the “Prior Plans”). Upon shareholder approval of this Plan, the Prior Plans will terminate and no new awards will be granted under the Prior Plans, although awards granted under the Prior Plans and still outstanding will continue to be subject to all terms and conditions of the Prior Plans.

(c)  Effective Date.  This Plan will become effective, and Awards may be granted under this Plan, on and after the Effective Date. This Plan will terminate as provided in Section 15.

2.	Definitions.

Capitalized terms used in this Plan have the following meanings:

(a)  “Administrator” means the Committee with respect to all Participants other than Directors, and the Board with respect to Participants who are Non-Employee Directors.

(b)  “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act or any successor rule or regulation thereto.

(c)  “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Shares, Restricted Stock, Restricted Stock Units, an Incentive Award or any other type of award permitted under this Plan. Any Award granted under this Plan shall be provided or made in such manner and at such time as complies with the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1), including, without limitation, deferring payment to a specified employee or until a specified distribution event, as provided in Code Section 409A(a)(2).

(d)  “Badger Meter Entity” means the Company, its Subsidiaries and Affiliates and any other entities that along with the Company are considered a single employer pursuant to Code Section 414(b) or (c), determined by applying the phrase “at least 50 percent” in place of the phrase “at least 80 percent” each place it appears in Code Section 1563(a).

(e)  “Board” means the Board of Directors of the Company.

(f)  “Change of Control” means the occurrence of an event or series of events which qualify as a change in control event for purposes of Code Section 409A and Treas. Reg. § 1.409A-3(i)(5), including:

(i)	A change in the ownership of the Company, which shall occur on the date that any one Person, or more than one Person Acting as a Group (as defined below), other than Excluded Person(s) (as defined below), acquires ownership of the stock of the Company that, together with the stock then held by such Person or group, constitutes more than fifty percent (50%) of the total fair market value of the stock of the Company. However, if any one Person or more than one Person Acting as a Group is considered to own more than fifty (50%) of the total fair market value of the stock of the Company, the acquisition of additional stock by the same Person or Persons is not considered to cause a Change of Control.

(ii)	A change in the effective control of the Company, which shall occur on the date that:

(A)	Any one Person, or more than one Person Acting as a Group, other than Excluded Person(s), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company. However, if any one Person or more than one Person Acting as a Group is considered to own more than thirty percent (30%) of the total voting power of the stock of the Company, the acquisition of additional voting stock by the same Person or Persons is not considered to cause a Change of Control; or

(B)	A majority of the members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

(iii)	A change in the ownership of a substantial portion of the Company’s assets, which shall occur on the date that any one Person, or more than one Person Acting as a Group, other than Excluded Person(s), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total Gross Fair Market Value (as defined below) equal to more than fifty percent (50%) of the total Gross Fair Market Value of all the assets of the Company immediately prior to such acquisition or acquisitions, other than an Excluded Transaction (as defined below).

For purposes of this subsection (f):

“Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, as applicable, determined without regard to any liabilities associated with such assets.

Persons will not be considered to be “Acting as a Group” solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering, or solely because they purchase assets of the Company at the same time, or as a result of the same public offering, as the case may be. However, Persons will be considered to be Acting as a Group if they are owners of an entity that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company.

The term “Excluded Transaction” means any transaction in which assets are transferred to: (A) a shareholder of the Company (determined immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company (determined after the asset transfer); (C) a Person, or more than one Person Acting as a Group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company (determined after the asset transfer); or (D) an entity at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in clause (C) (determined after the asset transfer).

The term “Excluded Person(s)” means (A) the Company or any Badger Meter Entity, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Badger Meter Entity, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company.

The term “Change of Control” as defined above shall be construed in accordance with Code Section 409A.

(g)  “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(h)  “Committee” means a committee of the Board designated by the Board to administer the Plan and comprised solely of at least two directors, each of whom must qualify as an “outside director” within the meaning of Code Section 162(m) and as a “non-employee” director within the meaning of Rule 16b-3 promulgated under the Exchange Act.

(i)  “Company” means Badger Meter, Inc., a Wisconsin corporation, or any successor thereto.

(j)  “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not an employee of the Company or its Subsidiaries.

(k)  “Effective Date” means the date the Company’s shareholders approve this Plan.

(l)  “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(m)  “Fair Market Value” means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Stock is then traded, as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator, in its discretion, will be used. Notwithstanding the foregoing, in the case of the sale of Shares, the actual sale price shall be the Fair Market Value of such Shares.

(n)  “Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved, and shall include “Annual Incentive Awards” as described in Section 10 and “Long-Term Incentive Awards” as described in Section 11.

(o)  “Option” means the right to purchase Shares at a stated price for a specified period of time.

(p)  “Participant” means an individual selected by the Administrator to receive an Award.

(q)  “Performance Goals” means any goals the Administrator establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries, Affiliates or other business units:

(i)    Net income;

(ii)   Operating income;

(iii)  Income from continuing operations;

(iv)   Net sales;

(v)    Cost of sales;

(vi)   Revenue;

(vii)  Gross income;

(viii)	Earnings (including before taxes, and/or interest and/or depreciation and amortization);

(ix)   Net earnings per share (including diluted earnings per share);

(x)    Price per share;

(xi)   Dividends per share;

(xii)  Increase in dividends per share;

(xiii) Cash flow;

(xiv)  Net cash provided by operating activities;

(xv)   Net cash provided by operating activities less net cash used in investing activities;

(xvi)  Net operating profit;

(xvii) Pre-tax profit;

(xviii) Ratio of debt to debt plus equity;

(xix)  Return on shareholder equity;

(xx)   Total shareholder return;

(xxi)  Return on capital;

(xxii) Return on assets;

(xxiii) Return on equity;

(xxiv) Return on investment;

(xxv)  Return on revenues;

(xxvi) Operating working capital;

(xxvii) Working capital as a percentage of net sales;

(xxviii) Cost of capital;

(xxix) Average accounts receivable;

(xxx)  Economic value added;

(xxxi) Performance value added;

(xxxii) Customer satisfaction;

(xxxiii) Customer loyalty and/or retention;

(xxxiv) Employee safety;

(xxxv) Employee engagement;

(xxxvi) Market share;

(xxxvii) Cost structure reduction;

(xxxviii) Cost savings;

(xxxix) Operating goals;

(xl)   Operating margin;

(xli)  Profit margin;

(xlii) Sales performance; and

(xliii) Internal revenue growth.

As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Administrator, will exclude the effects of the following: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) changes in tax or accounting principles, regulations or laws; (vi) mergers, acquisitions or dispositions; and (vii) extraordinary, unusual and/or non-recurring items of gain or loss, that, in case of each of the foregoing, the Company identifies in its audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of the Company’s annual report; provided that, to the extent Code Section 162(m) is applicable, such exclusion shall be made only to the extent consistent with Code Section 162(m). Also, the Administrator may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by the Company; provided that, to the extent Code Section 162(m) is applicable, such adjustment may be made only to the extent consistent with Code Section 162(m). In addition, in the case of Awards that at the date of grant the Administrator determines are not or will not be considered “performance-based compensation” under Code Section 162(m), the Administrator may establish other Performance Goals not listed in this Plan. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(r)  “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved.

(s)  “Performance Units” means the right to receive cash and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

(t)  “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, or any group of Persons acting in concert that would be considered “persons acting as a group” within the meaning of Treas. Reg. § 1.409A-3(i)(5).

(u)  “Plan” means this Badger Meter, Inc. 2011 Omnibus Incentive Plan, as may be amended from time to time.

(v)  “Prior Plans” has the meaning set forth above in Section 1(b).

(w)  “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

(x)  “Restricted Stock Unit” means the right to receive cash and/or Shares the value of which is equal to the Fair Market Value of one Share.

(y)  “Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.

(z)  “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(aa)  “Share” means a share of Stock.

(bb)  “Stock” means the Common Stock of the Company, $1 par value per share (and any associated common share purchase rights issued pursuant to that certain Rights Agreement, dated February 15, 2008, between Badger Meter, Inc. and American Stock Transfer & Trust Company, or similar share purchase rights that the Company might authorize and issue in the future).

(cc)  “Stock Appreciation Right” or “SAR” means the right of a Participant to receive cash, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(dd)  “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3.	Administration.

(a)  Committee and Board Administration.  In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

(b)  Delegation to Other Committees or Officers.  To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of the authority and responsibility of the Administrator; provided, however, that no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of two or more “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act and does not relate to awards intended to qualify as performance-based compensation under Code Section 162(m). If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

(c)  Indemnification.  The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions, or determination made, with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.

4.	Eligibility.

The Committee may designate any of the following as a Participant from time to time: any officer or other employee of the Company or its Affiliates, an individual that the Company or an Affiliate has engaged to become an officer or employee, or a consultant who provides services to the Company or its Affiliates. The Board may designate any Non-Employee Director as a Participant from time to time. The Administrator’s designation of a Participant in any year will not require the Administrator to designate such person to receive an Award in any other year. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

5.	Types of Awards.

Subject to the terms of this Plan, the Administrator may, within the discretion granted it under this Plan, grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6.	Shares Reserved under this Plan.

(a)  Plan Reserve.  Subject to adjustment as provided in Section 17, an aggregate of 700,000 Shares are reserved for issuance under this Plan; provided that only 200,000 shares may be issued pursuant to the exercise of incentive stock options. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock. The aggregate number of Shares reserved under this Section 6(a) shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, with respect to which such Award is granted.

(b)  Replenishment of Shares Under this Plan.  If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under, or the payment of other compensation with respect to Shares covered by, the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable, or that other compensation with respect to Shares covered by the Award will not be payable, (iii) Shares are forfeited under an Award or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: (i) Shares purchased by the Company using proceeds from Option exercises; and (ii) Shares tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right or to satisfy federal, state or local tax withholding obligations.

(c)  Shares from Prior Plans.  After the Effective Date, if any Shares subject to awards granted under the Prior Plans would again become available for new grants under the terms of any such plan if such plan were still in effect, those Shares will not be available for the purpose of granting Awards under this Plan and will not increase the number of Shares available for issuance under this Plan.

(d)  Participant Limitations.  Subject to adjustment as provided in Section 17, to the extent Code Section 162(m) is applicable, no Participant may be granted Awards that could result in such Participant:

(i)	receiving Options for, and/or Stock Appreciation Rights with respect to, more than 150,000 Shares during any fiscal year of the Company;

(ii)	receiving Awards of Restricted Stock and/or Restricted Stock Units relating to more than 150,000 Shares during any fiscal year of the Company;

(iii)	receiving, with respect to an Award of Performance Shares and/or an Award of Performance Units the value of which is based on the Fair Market Value of a Share, payment of more than 150,000 Shares in respect of any period of two consecutive fiscal years of the Company, or of more than 200,000 Shares in respect of any period of three consecutive fiscal years of the Company;

(iv)	receiving, with respect to an Annual Incentive Award in respect of any single fiscal year of the Company, a cash payment of more than $1,500,000;

(v)	receiving, with respect to a Long-Term Incentive Award and/or an Award of Performance Units the value of which is not based on the Fair Market Value of a Share, a cash payment of more than $2,500,000 in respect of any period of two consecutive fiscal years of the Company, or of more than $3,500,000 in respect of any period of three consecutive fiscal years of the Company; or

(vi)	receiving other Stock-based Awards pursuant to Section 12 relating to more than 50,000 Shares during any fiscal year of the Company.

In all cases, to the extent Code Section 162(m) is applicable, determinations under this Section 6(d) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

7.	Options.

Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of exercise, including vesting; and (f) the term, except that an Option must terminate no later than 10 years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent Administrator determines otherwise. Except to the extent Administrator determines otherwise, a Participant may exercise an Option in whole or part after the right to exercise the Option has accrued, provided that any partial exercise must be for one hundred (100) Shares or multiples thereof. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

8.	Stock Appreciation Rights.

Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the grant date, which may not be any day prior to the date that Administrator approves the grant; (c) the number of Shares to which the SAR relates; (d) the grant price, which may never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (e) the terms and conditions of exercise or maturity, including vesting; (f) the term, provided that an SAR must terminate no later than 10 years after the date of grant; and (g) whether the SAR will be settled in cash, Shares or a combination thereof. If an SAR is granted in relation to an Option, then unless otherwise determined by Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9.	Performance and Stock Awards.

Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as Administrator specifies; (c) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (e) with respect to Performance Shares, Performance Units and Restricted Stock Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares. Notwithstanding the foregoing, subject to the provisions of Sections 13 and 17, no condition or vesting provision applicable to an Award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units that is based on performance criteria shall be based on performance over a period of less than one year, and no condition or vesting provision applicable to such an Award that is based upon continued service or the passage of time shall provide for vesting in less than pro rata installments over three years from the date the Award is made, other than with respect to such Awards that are issued upon exercise or settlement of Options or SARs.

10.	Annual Incentive Awards.

Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, the type of payment, and the timing of payment, subject to the following: (a) Administrator must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability (as defined by the Administrator) or a Change of Control or, in the case of Awards that at the date of grant the Administrator determines will not be considered performance-based compensation under Code Section 162(m) or to which the Administrator determines Code Section 162(m) is inapplicable, retirement (as defined by the Administrator) or such other circumstances as the Administrator may specify; (b) the performance period must relate to a period of at least one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year; and (c) payment will be in cash except to the extent that the Administrator determines that payment will be in Shares, Restricted Stock or Restricted Stock Units, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the payment equal to the amount payable with respect to the Annual Incentive Award; provided, that any such determination by the Administrator or election by the Participant must be made in accordance with the requirements of Code Section 409A.

11.	Long-Term Incentive Awards.

Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, the type of payment, and the timing of payment, subject to the following: (a) the Administrator must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability (as defined by the Administrator) or a Change of Control or, in the case of Awards that at the date of grant the Administrator determines will not be considered performance-based compensation under Code Section 162(m) or to which the Administrator determines Code Section 162(m) is inapplicable, retirement (as defined by the Administrator) or such other circumstances as the Administrator may specify; (b) the performance period must relate to a period of more than one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a shorter period; and (c) payment will be in cash except to the extent that the Administrator determines that payment will be in Shares, Restricted Stock or Restricted Stock Units, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the payment equal to the amount payable with respect to the Long-Term Incentive Award; provided, that any such determination by the Administrator or election by the Participant must be made in accordance with the requirements of Code Section 409A.

12.	Other Stock-Based Awards.

Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation, such Award may include the issuance of shares of unrestricted Stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of Performance Goals or otherwise, or rights to acquire Stock from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at no less than 100% of Fair Market Value on the grant date of the Award.

13.	Amendment of Minimum Vesting and Performance Periods.

Notwithstanding any provision of this Plan that requires a minimum vesting and/or performance period for an Award, the Administrator, at the time an Award is granted or any later date, may subject an Award to a shorter vesting and/or performance period to take into account a Participant’s hire or promotion, or may accelerate the vesting or deem an Award to be earned, in whole or in part, in the event of a Participant’s death, disability (as defined by the Administrator) or retirement (as defined by the Administrator) or a Change of Control.

14.	Transferability.

Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award; provided, however, that with respect to clause (c) above the Participant may not receive consideration for such a transfer of an Award.

15.	Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)  Term of Plan.  Unless the Board earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate on the earlier of (i) the date that is 10 years from the Effective Date and (ii) the date when all Shares reserved for issuance have been issued.

(b)  Termination and Amendment.  The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)	the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law or (C) any other applicable law;

(ii)	shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded or (D) any other applicable law; and

(iii)	shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(d) (except as permitted by Section 17); or (B) an amendment to the provisions of Section 15(e).

(c)  Amendment, Modification or Cancellation of Awards.  Except as provided in Section 15(e) and subject to the requirements of this Plan, the Administrator may modify or amend any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, or amend, modify or cancel any terms and conditions applicable to any Award, in each case by mutual agreement between the Administrator and the Participant or any other person(s) as may then have an interest in the Award, so long as any such action does not increase the number of Shares issuable under this Plan (except as permitted by Section 17), but the Administrator need not obtain Participant (or other interested party) consent for any such action that is permitted by the provisions of Section 17(a) or for any such action: (i) to the extent the action is deemed necessary by the Administrator to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (ii) to the extent the action is deemed necessary by the Administrator to preserve favorable accounting or tax treatment of any Award for the Company; or (iii) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. In addition, except as provided in Section 15(e) and subject to the requirements of this Plan, the Administrator may modify or amend any Award granted to a Participant under the Prior Plans, or waive any restrictions or conditions applicable to any such Award, in order to reflect Award terms consistent with the permitted terms of Awards granted under this Plan regardless of the terms of the Prior Plans.

(d)  Survival of Authority and Awards.  Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 15 will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)  Repricing Prohibited.  Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 17, neither the Administrator nor any other person may decrease the exercise price for any outstanding Option or SAR after the date of grant, cancel an outstanding Option or SAR in exchange for cash (other than cash equal to the excess of the Fair Market Value of the Shares subject to such Option or SAR at the time of cancellation over the exercise or grant price for such Shares), or allow a Participant to surrender an outstanding Option or SAR to the Company as consideration for the grant of a new Option or SAR with a lower exercise price.

16.	Taxes.

(a)  Withholding.  In the event the Company or an Affiliate of the Company is required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or with the consent of the Administrator, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Administrator may permit a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b)  No Guarantee of Tax Treatment.  Notwithstanding any provision of this Plan to the contrary, the Company does not guarantee to any Participant or any other person(s) with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

17.	Adjustment Provisions; Change of Control.

(a)  Adjustment of Shares.  If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; or (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than any common share purchase rights issued pursuant to that certain Rights Agreement, dated February 15, 2008, between Badger Meter, Inc. and American Stock Transfer & Trust Company, or similar share purchase rights that the Company might authorize and issue in the future) or other property; or (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds 10% of the trading price of the Shares at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 6(d)) and which may after the event be made the subject of Awards under this Plan, including incentive stock options, (B) the number and type of Shares subject to outstanding Awards, (C) the grant, purchase, or exercise price with respect to any Award, and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs. Without limitation, in the event of any such merger or similar transaction, subdivision or combination of Shares, dividend or other event described above (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator shall substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, if the Company shall subdivide the Shares or the Company shall declare a dividend payable in Shares, and if no action is taken by the Administrator, then the adjustments contemplated by this Section 17(a) that are proportionate shall nevertheless automatically be made as of the date of such subdivision of the Shares or dividend in Shares.

(b)  Issuance or Assumption.  Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance in exchange for the cancellation or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(c)  Change of Control.  The Administrator may specify in any agreement evidencing an Award the effect of a Change of Control upon such Award. If the agreement evidencing an Award does not specify the effect of a Change of Control upon such Award, then upon a Change of Control, the Administrator may, in its discretion and without the consent of any Participant (or other person with rights in an Award) affected thereby, determine that any or all outstanding Awards shall vest or be deemed to have been earned in part or full (assuming the target performance goals provided under such Award were met, if applicable), and:

(i)	If the successor or surviving corporation (or parent thereof) so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in the Change of Control transaction. If applicable, each Award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and such other appropriate adjustments in the terms and conditions of the Award shall be made.

(ii)	If the provisions of paragraph (i) do not apply with respect to any particular outstanding Award, then the Administrator may provide that all such outstanding Awards shall be cancelled as of the date of the Change of Control in exchange for a payment in cash and/or Shares (which may include shares or other securities of any surviving or successor entity or the purchasing entity or any parent thereof) equal to: (x) in the case of an Option or SAR, the excess of the Fair Market Value of the Shares on the date of the Change of Control covered by the vested portion of the Option or SAR that has not been exercised over the exercise or grant price of such Shares under the Award, provided that if such excess is zero, then the Option or SAR shall be cancelled without payment therefor; (y) in the case of Restricted Stock or Restricted Stock Units, the Fair Market

Value of a Share on the date of the Change of Control multiplied by the number of vested Shares or units, as applicable; and (z) in the case of Performance Shares or Performance Units, the Fair Market Value of a Share or the value of such unit, as applicable, on the date of the Change of Control multiplied by the number of earned Shares or units, as applicable.

The effect of a Change of Control on other Stock-Based Awards and Incentive Awards shall be as set forth in the applicable agreement evidencing such Award or as determined by the Administrator in its discretion prior to the Change of Control.

18.	Miscellaneous.

(a)  Other Terms and Conditions.  The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:

(i)	one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Administrator determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(ii)	the payment of the purchase price of Options (A) by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (B) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (C) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (D) by any combination of (A), (B) and/or (C);

(iii)	giving the Participant the right to receive dividend payments, dividend equivalents or other distributions with respect to Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares; provided, however, that any such dividends, dividend equivalents or distributions shall be held in the custody of the Company and shall be subject to the same restrictions on transferability and forfeitability that apply to the corresponding Award;

(iv)	restrictions on resale or other disposition of Shares; and

(v)	compliance with federal or state securities laws and stock exchange requirements.

(b)  Employment and Service.  The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i)	a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii)	a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii)	a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv)	a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, with respect to an Award that is considered deferred compensation subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon the Participant’s “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c)  No Fractional Shares.  No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d)  Unfunded Plan.  This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(e)  Requirements of Law and Securities Exchange.  The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges. Notwithstanding any provision of this Plan or any document pertaining to Awards granted hereunder to the contrary, this Plan shall be so construed, interpreted and administered to meet the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1).

(f)  Awards Not Includable for Benefits Purposes.  Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(g)  Governing Law.  The Plan, all agreements under the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the state of Wisconsin and applicable federal laws, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan or such agreement to the substantive law of another jurisdiction.

(h)  Construction.  Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(i)  Severability.  If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would cause this Plan, any award agreement or any Award to violate any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

BADGER METER, INC.
PROXY
2011 ANNUAL MEETING OF SHAREHOLDERS
           The undersigned hereby appoints Richard A. Meeusen, Richard E. Johnson and William R. A. Bergum, or any of them, as proxies for the undersigned at the Annual Meeting of Shareholders of Badger Meter, Inc. to be held at the Milwaukee Club, 706 N. Jefferson Street, Milwaukee, Wisconsin, on Friday, April 29, 2011, at 8:30 a.m., local time, to vote the shares of stock which the undersigned is entitled to vote at said Meeting or any adjournment or postponement thereof, hereby revoking any other Proxy executed by the undersigned for such Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement.
          This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR each nominee identified in Proposal 1, FOR Proposals 2, 4 and 5, and THREE YEARS on Proposal 3. This Proxy is being solicited on behalf of the Board of Directors.
(Continued and to be signed on the reverse side.)
MILW_11052779.1

ANNUAL MEETING OF SHAREHOLDERS OF
BADGER METER, INC.
April 29, 2011
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The notice of annual meeting, proxy statement, form of proxy card and our annual report on Form 10-K are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=12549
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
¯ Please detach along perforated line and mail in the envelope provided. ¯

The Board of Directors recommends a vote FOR each nominee identified in Proposal 1, FOR Proposals 2, 4 and 5, and THREE YEARS on Proposal 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS: ONE-YEAR TERM

☐	FOR ALL NOMINEES	NOMINEES: O Ronald H. Dix O Thomas J. Fischer O Gale E. Klappa O Richard A. Meeusen O Andrew J. Policano O Steven J. Smith O John J. Stollenwerk O Todd J. Teske

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instruction below)

INSTRUCTIONS:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

			FOR	AGAINST	ABSTAIN
2.	ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.		☐	☐	☐

3.	ADVISORY VOTE ON FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.	3 years ☐	2 years ☐	1 year ☐	ABSTAIN ☐

4.	APPROVAL OF THE BADGER METER, INC. 2011 OMNIBUS INCENTIVE PLAN.		FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP as independent registered public accountants for 2011.		FOR ☐	AGAINST ☐	ABSTAIN ☐

6.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

COMPLETE AND SIGN BELOW. DETACH AND RETURN USING THE ENVELOPE PROVIDED.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MILW_11052779.1

ANNUAL MEETING OF SHAREHOLDERS OF
BADGER METER, INC.
April 29, 2011
PROXY VOTING INSTRUCTIONS
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of annual meeting, proxy statement, form of proxy card and our annual report on Form 10-K are available at
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=12549
¯  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.    ¯

The Board of Directors recommends a vote FOR each nominee identified in Proposal 1, FOR Proposals 2, 4 and 5, and THREE YEARS on Proposal 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS: ONE-YEAR TERM

☐	FOR ALL NOMINEES	NOMINEES: O Ronald H. Dix O Thomas J. Fischer O Gale E. Klappa O Richard A. Meeusen O Andrew J. Policano O Steven J. Smith O John J. Stollenwerk O Todd J. Teske

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instruction below)

INSTRUCTIONS:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

			FOR	AGAINST	ABSTAIN
2.	ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.		☐	☐	☐

3.	ADVISORY VOTE ON FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.	3 years ☐	2 years ☐	1 year ☐	ABSTAIN ☐

4.	APPROVAL OF THE BADGER METER, INC. 2011 OMNIBUS INCENTIVE PLAN.		FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP as independent registered public accountants for 2011.		FOR ☐	AGAINST ☐	ABSTAIN ☐

6.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

COMPLETE AND SIGN BELOW. DETACH AND RETURN USING THE ENVELOPE PROVIDED.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MILW_11052779.1